As filed with the Securities and Exchange Commission on June 6, 2005
                                                     Registration No. 333-123996
                                                     Registration No. 333-118522
                                                     Registration No. 333-112595
                                                     Registration No.  333-73992
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

           POST-EFFECTIVE AMENDMENT NO. 1 (Commission No. 333-123996) POST-EFFECTIVE AMENDMENT NO. 2 (Commission No. 333-118522) POST-EFFECTIVE AMENDMENT NO. 4 (Commission No. 333-112595) POST-EFFECTIVE AMENDMENT NO. 7 (Commission No. 333-73992)

                      TO FORMS SB-2 REGISTRATION STATEMENTS
                        UNDER THE SECURITIES ACT OF 1933

                       MAGNITUDE INFORMATION SYSTEMS, INC.
                 (Name of small business issuer in its charter)

                             -----------------------

        Delaware                          7372                  75-2228828
--------------------------------------------------------------------------------
(State or other jurisdiction of      (Primary Standard        I.R.S. Employer
Incorporation or organization)    Industrial Classification  Identification No.)
                                        Code Number)

                            ------------------------

                  401 State Route 24, Chester, New Jersey 07930
                                 (908) 879-2722
          (Address and telephone number of principal executive offices and place of business)

       Steven D. Rudnik                          Joseph J. Tomasek, Esq.
       401 State Route 24                        75-77 North Bridge Street
    Chester, New Jersey 07930                   Somerville, New Jersey 08876
        (908) 879-2722                                 (908) 429-0030
            (Name, address and telephone number of agent for service)

      APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

      If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________.

      If this form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________. If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
      ____________.

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   Prospectus
                       Magnitude Information Systems, Inc.

                        59,953,363 Shares of Common Stock
                                  ------------
                        39,384,599 Shares of Common Stock
                    Underlying Common Stock Purchase Warrants
                                  ------------
                        7,074,866 Shares of Common Stock
                         Underlying Stock Option Grants
                                  ------------
                         998,900 Shares of Common Stock
                           Underlying Convertible Note

      This prospectus covers a total of 107,411,728 common shares registered on behalf of selling shareholders for resale. Some of these common shares have been issued already or may be issued under our warrants, stock options and convertible preferred stock owned by selling shareholders. We are also registering 998,900 common shares that our President and Chief Executive Officer may obtain by converting his convertible note. All of the shares covered in this prospectus had previously been registered with four registration statements, Commission File Numbers 333-73992, 333-112595, 333-118522, and 333-123996. All
of the 107,411,728 common shares covered in this prospectus may be sold from time to time by the named selling shareholders. We are not selling any of these common shares and will not receive any of the proceeds from their sale. We will receive the proceeds from any cash exercises of any of the warrants and stock options by the selling shareholders. Our common shares are quoted on the Electronic Bulletin Board, Over-The-Counter Market under the symbol "MAGY". On May 27, 2005, the average of the high and low prices paid for our common stock was $0.08. See "Selling Shareholders" and "Use of Proceeds".

      You may contact us at our principal executive offices located at 401 State Route 24, Chester, New Jersey 07930 or by phone at (908)879-2722.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

             This Investment Involves Certain High Risks. See "Risk
                          Factors" Beginning on Page 6.

                  The date of this prospectus is June ___, 2005

                               Prospectus Summary

This Summary Is Qualified In Its Entirety By The More Detailed Information Appearing Elsewhere In This Prospectus

                                   The Company

We are a corporation that was organized under the laws of the State of Delaware (the "Company" or "Magnitude")on April 19, 1988 under the name Fortunistics Inc. On March 4, 1993, we changed our name to Whitestone Industries, Inc. On July 14,1997,the Company changed its name to Proformix Systems, Inc., and on November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc.

The Company's primary product is an integrated suite of proprietary software modules marketed under the name "ErgoManagerTM" which are designed to help individual computer users and businesses increase productivity and reduce the risk of potentially preventable repetitive stress injury (RSI). These software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the software enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

                                   Background

On June 24, 1997, the Company entered into an acquisition agreement whereby it acquired substantially all of the outstanding stock of Proformix, Inc., a Delaware corporation and manufacturer of ergonomic keyboarding systems. Proformix, Inc. in November 1998 changed its name to Magnitude, Inc. and is hereafter referred to as Magnitude, Inc. The business combination took the form of a reverse acquisition. The Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of Magnitude Information Systems, Inc.. The operations of the newly combined entity are currently comprised solely of the operations of Magnitude, Inc.

On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software developing firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development during the year of the Company's proprietary ErgoManagerTM software product.

                                  The Offering

Securities Offered         107,411,728 shares of common stock, $.0001 par value,
                           including 39,384,599 shares of common stock issuable upon the exercise of Warrants; 7,074,866 shares of common stock issuable upon the exercise of stock options, and 998,900 shares of common stock issuable upon conversion of a convertible note. See "Selling
                           Shareholders" at page 12.

Selling Shareholders       The  selling  shareholders  are  identified  in  this
                           prospectus at page 16 together with the maximum amount of our common shares that each may sell either outright or upon conversion or exercise of rights under their respective preferred stock, warrants, stock options and the convertible note or subsequent to consummation of the subscription agreement. See
                           "Selling Shareholders" at page 12.

Plan of Distribution       Up to  107,411,728  shares  of  common  stock  may be
                           offered and sold by the selling  shareholders through
                           agents  or  brokers,  acting as  principal,  agent in
                           transactions,  which may involve block  transactions,
                           on the Electronic  Bulletin  Board,  over-the-counter
                           market or on other  exchanges on which the shares are
                           then listed,  pursuant to the rules of the applicable
                           exchanges  or in the  over-  the-counter  market,  or
                           otherwise, at market prices prevailing at the time of
                           sale,  at  negotiated  prices  or  at  fixed  prices;
                           through   brokers  or  agents  in  private  sales  at
                           negotiated prices; or by any other legally available means.

Offering Price At prevailing market prices on the Electronic Bulletin Board or on other exchanges on which the shares are then listed or at negotiated prices.

Use of Proceeds            We will not  obtain  any  funds  from the sale of the
                           common stock sold by the selling shareholders. We will receive up to $7,942,556 in proceeds from the exercise of the warrants and stock options currently outstanding and included in this prospectus. However, due to current market conditions as well as the fact that the exercise prices of most of these warrants and options have been higher than the current market price of our stock, it is unlikely that we will realize the receipt of any proceeds from the exercise of these warrants and options. If the market price for our common stock increases to permit the exercise of these warrants and options, we intend to use any such cash proceeds received for general corporate purposes, which may include repaying indebtedness, making additions to our working capital, funding future acquisitions or for further developing our products and hiring additional personnel.

Securities Outstanding     We  are  authorized  to  issue  up  to  an  aggregate
                           200,000,000  shares  of common  stock  and  3,000,000
                           shares of preferred stock of which 139,937,612 common
                           shares and 193,191  preferred  shares were issued and
                           outstanding  at May 31, 2005.  Two  developments  may
                           increase  our  outstanding  number of common  shares:
                           First,  if the selling  shareholders  exercise all of
                           their rights to convert and/or  exercise all of their
                           warrants   and  stock   options   and   convert   the
                           convertible  note,  an additional  49,262,191  common
                           shares,   representing   part  of  the  shares  being
                           registered, will be outstanding. Second, we have in reserve an additional 2,806,809 authorized preferred shares that we may issue in one or more series with such rights, preferences and privileges as may be determined by our Board of Directors.

Risk Factors               An   investment   in  our  common  shares  is  highly
                           speculative    and   any   purchasers   will   suffer
                           substantial dilution per common share compared to the
                           purchase  price.  We  have  suffered  losses  for the
                           fiscal  years  ended  December  31,  2004 and 2003 of
                           $2,483,602  and  $2,337,881,   respectively,  And  of
                           $591,019 for the first quarter of 2005. We will need additional funding. No person should invest in our common shares who cannot afford to risk the loss of his or her entire investment. See "Risk Factors" at page 6.

                                  RISK FACTORS

You should carefully consider the risks described below when evaluating your ownership of the Magnitude common stock. The risks and uncertainties described below are not the only ones Magnitude faces. Additional risks and uncertainties we are presently not aware of or that we currently consider immaterial may also impair Magnitude's business operations.

If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline significantly.

We Continue to Suffer Financial Losses in our Business.

We have a history of losses and if we do not achieve profitability we may not be able to continue our business in the future. We have incurred substantial operating losses since our inception, which has resulted in an accumulated deficit of $27,992,998 as of December 31, 2004 of which approximately $7 million are attributable to its discontinued hardware product line. For the fiscal years ended December 31, 2004 and 2003, we incurred losses of $2,483,602 and $
2,337,881, respectively., and losses of $591,019 for the three months ended March 31, 2005. We have financed our operations primarily through the sales of equity and debt securities. Our expense levels are high and our revenues are difficult to predict. We anticipate incurring additional losses until we increase our client base and revenues. We may never achieve or sustain significant revenues or profitability. If we are unable to achieve increased revenues, we will continue to have losses and may not be able to continue our operations.

Our Auditors Have Rendered An Opinion Raising Doubts as to Whether We Can Continue Operations.

Our auditors have expressed their opinion that our financial condition as shown in our financial statements for our fiscal year that ended on December 31, 2004, raises substantial doubts whether or not we will be able to continue in business as an operating company. See "Financial Statements".

We Need Additional Financing.

We could be required to cut back or stop operations if we are unable to raise or obtain needed funding. Our ability to continue operations will depend on our positive cash flow, if any, from future operations or our ability to raise additional funds through equity or debt financing. At present, we have not received firm commitments for private financings in amounts sufficient to cover the working capital necessary to continue to finance our operations and execute our business plan. Although we anticipate that future revenues and new capital from private and institutional investors with whom we are currently in negotiations will be sufficient to fund our current operations and capital requirements for the current fiscal year, we cannot give you any assurance that these negotiations will result in definite agreements that will provide such needed capital. We could be required to cut back or stop operations if we are unable to raise or obtain funds when needed.

We Do Not Have A Proven Software Sales Record

We do not have a proven software sales record and have made only limited sales of our software products. Our total revenues for software sales and licenses and support services for the years ended December 31, 2004 and 2003 were $121,886 and $ 162,335, respectively. For the three months ended March 31, 2005, we had revenues of only $19,264. As a result of our lack of proven sales success and lack of evidence that the business or consumer marketplaces have accepted our software products, you and other investors may not have enough or sufficient financial and operational information about us that is necessary in order to properly evaluate the risks of making any investment in our stock.

We Are Not Certain That Customers Will Buy Our Products.

Our revenues depend on sales of our specialized software products and we are uncertain whether there will be broad market acceptance of these products. Our revenue growth for the foreseeable future is largely dependent upon increased sales of our ErgoManagerTM suite of software products. Since the introduction of our ErgoManagerTM software products in November, 1998 and through December 31, 2004, revenue from our software products has been approximately $2,004,000 (prior to this time, we had sales of approximately $63,000 based upon a predecessor version of the ErgoManagerTM software}.

For the fiscal year ended December 31, 2004, we had revenues from the sales of software product licenses and support services of $121,886. Our future financial performance will depend upon the successful introduction and customer acceptance of our ErgoManagerTM software products as well as the development of new and enhanced versions of this product as well as other related software products that may be developed in the future. Revenue from products such as ErgoManagerTM depend on a number of factors, including the influence of market competition, technological changes in the ergonomic workplace market, our ability to design, develop and introduce enhancements on a timely basis and our ability to successfully establish and maintain distribution channels. If we fail to achieve broad market acceptance of our ErgoManagerTM products, it would have a material adverse effect on our business, operating results and financial condition.

We Do Not Have An Established Sales Distribution Network.

We do not have an established sales distribution network through which to sell our software products. Our inability to enter into strategic relationships with indirect channel partners could have a material adverse effect on us. As part of our sales and marketing efforts, we are seeking to develop strategic relationships with indirect channel partners, such as original equipment manufacturers and resellers. We have limited financial, personnel and other resources to undertake extensive marketing activities ourselves. Therefore, our software products will depend on our ability to develop and maintain strategic marketing relationships with indirect channel partners and their ability to market and distribute our software products. If we are unable to enter into and maintain such arrangements or if such arrangements do not result in the successful commercialization of our software products, then this could have a material adverse effect on our business, operating results and financial condition.

You Could Lose Your Entire Investment.

Our common stock offered in this prospectus is highly speculative, involves a high degree of risk and should not be purchased by any person who cannot afford the loss of his entire investment. A purchase of our common stock in this offering would be unsuitable for a person who cannot afford to sustain such a loss.

If We Were To Lose The Services of Our President Our Business Would Suffer

We are substantially dependent upon the continued services of Steven D. Rudnik, our President and Chief Executive Officer. The loss of the services of Mr. Rudnik through incapacity or otherwise would have a material adverse effect upon our business and prospects. To the extent that his services become unavailable, we will be required to retain other qualified personnel, and there can be no assurance that we will be able to recruit and hire qualified persons upon acceptable terms. We do, however, maintain key person life insurance on the life of Mr.
Rudnik in the amount of $1 Million. In addition to Mr. Rudnik, if we were to lose the services of one or more of our key employees, such as Joerg Klaube, our Chief Financial Officer, our business, operating results, financial condition or business prospects could be materially adversely affected. We have several programs in place to retain key personnel, including granting of stock options that vest annually over four or five years. All of these outstanding options are at exercise prices above the current market price of our common stock.

Penny Stock Regulations

The Securities Enforcement Penny Stock Act of 1990 requires specific disclosure to be made available in connection with trades in the stock of companies defined as "penny stocks". The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (I) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risk associated therewith as well as the written consent of the purchaser of such security prior to engaging in a penny stock transaction. The regulations on penny stocks may limit the ability of the purchasers of our securities to sell their securities in the secondary marketplace. Our common stock is currently considered a penny stock.

There is Intense Competition in the Industry

The market for ergonomic application software is expected to become intensely competitive. Although we are not aware of any ergonomic software that competes with our ErgoManagerTM software products currently, competitors will certainly enter this marketplace. Although we believe our success will be due in part to our early entry into the computer workplace market, we expect other software product manufacturers to develop and sell similar products.

Intense competition could lead to increased price competition in the market, forcing us to reduce prices. As a result, our gross margins may decline and we may lose our first-to-market advantage which, in turn, could have a material adverse effect on our business, financial condition and results of operations. In addition, we may be unable to compete successfully with any new competitors which are better financed, have larger technical staffs and operational resources. There can be no assurances, therefore, that our software products will be able to successfully compete in the marketplace.

We have Limited Protection of Intellectual Property and Proprietary Rights and May Potentially Infringe Third Party Intellectual Property Rights

We consider certain aspects of our software and documentation to be proprietary, and rely on a combination of contract, patent, copyright, trademark and trade secret laws and other measures to protect this information. Outstanding applications may not result in issued patents and, even if issued, the patents may not provide any meaningful competitive advantage. Existing copyright laws afford only limited protection. We believe that the rapid pace of technological change in the computer software industry has made patent, trade secret and copyright protection less significant than factors such as:

                o        knowledge, ability and experience of our employees;

                o        frequent software product enhancements; and

                o        timeliness and quality of support services.

Patent, trade secret and copyright protections may be inadequate, and our competitors may independently develop ergonomic software products that are substantially equivalent or superior to our software products. We do not believe that our software products, our trademarks or other proprietary rights infringe on the property rights of any third parties. However, third parties may assert infringement claims against us and our products. These assertions could require us to enter into royalty arrangements or could result in costly litigation.

Magnitude May Experience Product Liability Claims

Although our license agreements contain provisions designed to limit our exposure to potential product liability claims, these provisions could be invalidated by unfavorable judicial decisions or by federal, state or local laws or ordinances. Although we have not experienced any product liability claims to date, use of our software in mission critical applications may create a risk that a third party may pursue a claim against us. Although we carry product liability insurance, if a product liability claim against us was successful, the resulting damages or injunctive relief could have a material adverse affect on our business, financial condition and results of operations.

Our Stock Price is Volatile and There is a Risk of Litigation

The trading price of our common stock has in the past and may in the future be subject to wide fluctuations. For example, during the first quarter of fiscal year 2005, the average high sales price for our common stock traded in the public market was $0.131 per share while the average low sales price during the same period was $0.125per share. Similarly, $0.134 was the average high and $0.126 the average low trading prices of our stock during the first quarter of 2004

Further, the stock market has experienced in recent months and may continue in the future to experience extreme price and volume fluctuations that particularly affect the market prices of equity securities of high technology companies that often are not related to or are disproportionate to the operating performance of such companies. These broad market fluctuations, as well as general economic, political and market conditions have, and may continue to have, a material adverse effect on the trading price of our common stock. Fluctuations in the price of our common stock may expose us to the risk of securities class action lawsuits. We cannot assure you that there will not be lawsuits in the future or that future lawsuits will not have a material adverse effect on our business, financial condition and results of operations.

Rapid Technological Change; Dependence on New Products

The market for software is characterized by rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements. The Company must respond rapidly to developments related to operating systems and applicable programming languages. Such developments will require the Company to continue to make substantial product development investments. Any failure by the Company to anticipate or respond adequately to technological developments and customer requirements, or any significant delays in product development or introduction, could result in a loss of competitiveness or revenue.

The Company's future success will depend on its ability to continue to enhance its current product line and to continue to develop and introduce new products that keep pace with competitive product introductions and technological developments, satisfy diverse and evolving customer requirements and otherwise achieve market acceptance. There can be no assurance that the Company will be successful in continuing to develop and market on a timely and cost-effective basis fully functional product enhancements or new products that respond to technological advances by others, or that its enhanced and new products will achieve market acceptance. In addition, the Company has in the past experienced delays in the development, introduction and marketing of new or enhanced products, and there can be no assurance that the Company will not experience similar delays in the future. Any failure by the Company to anticipate or respond adequately to changes in technology and customer preferences, or any significant delays in product development or introduction, would have a material adverse effect on the Company's business, financial condition and results of operations. See "Patents and New Products" and "Research and Development" below.

Any Further Stock Issuances Could Depress Our Share Trading Price

Of the 107,411,728 common shares offered in this prospectus, 59,953,363 common shares have already been issued to the selling shareholders. If the selling shareholders were to fully exercise their rights under their warrants, stock options and convertible note, converting them into the remaining 49,262,191 common shares offered in this prospectus and then sell them, the market price of our common stock could be materially adversely affected. As of May 31, 2005, the substantial majority of the warrants had exercise prices above the current market price of our common stock.

Market Overhang

As of May 31, 2005, we had 139,937,612 common shares outstanding. As of May 31, 2005, we had 12,635,308 outstanding stock options, 40,358,599 outstanding common stock purchase warrants, 193,190 preferred shares convertible into 1,757,198 common shares and a convertible promissory note convertible into 998,900 common shares. If all the outstanding stock options, common stock purchase warrants, convertible preferred shares and the convertible note were exercised and/or converted by their holders an additional 55,750,005 common shares would be outstanding; this would represent an approximate 40% increase in our outstanding common shares. The vast majority of these outstanding options and warrants are exercisable at prices currently above the public trading prices of our common stock. However, in the event that even a portion of these outstanding options and warrants were to be exercised, or portions of the preferred shares and/or the convertible promissory note converted, the resulting dilution could depress the public trading price of our common shares. In addition, we are registering 107,411,728 shares for sale by the Selling Shareholders in this prospectus; if a significant portion of these shares were sold by the Selling Shareholders in this prospectus in the public marketplace, such sales could also have a severe and adverse material affect on the public trading price of our common shares. Any increase in the amount of saleable shares increases significantly the possibility of large amounts of our shares offered for sale and, if sold, dramatically increases the selling price pressure for our shares which could result in a further depressed sales and market price for our stock.

The Market Price At Which The Selling Shareholders Resell Their Stock Offered In This Prospectus May Bear No Relationship To Our Value

The prices at which Selling Shareholders resell our common shares will be determined by the then prevailing market prices of our common shares offered and sold on the Electronic Bulletin Board, over-the-counter market or on any other then applicable exchange where our Common Shares are traded, or may be at negotiated prices which, in all likelihood, will bare no relationship to our assets, book value, net worth or other economic or recognized measure of value. All of the exercise and conversion prices and rates of the Company's outstanding warrants, stock options, convertible preferred stock, convertible promissory notes and convertible note were arbitrarily determined by us and, as well, bare no relationship to our assets, book value, net worth, or any other economic or recognized measure of value. These exercise prices or conversion rates should not be regarded as any indication of current or future market price for our common shares.

                           FORWARD LOOKING STATEMENTS

When used in this Prospectus, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "projected," "intends to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including but not limited to economic conditions, changes in laws or regulations, the Company's history of operating losses, demand for its software products and services, newly developed technologies and software, regulatory matters, protection of technology, lack of industry standards, the ability to obtain contracts and licensing sales, the effects of competition and the ability of the Company to obtain additional financing. Such factors, which are discussed in "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the notes to consolidated financial statements, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with undue reliance on any such forward-looking statements, which speak only as of the date made. See "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Washington, DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

This prospectus is part of a Form SB-2 registration statement that we filed with the SEC. This prospectus provides you with a general description of the securities that may be offered for sale, but does not contain all of the information that is in the registration statement. To see more detail, you should read the entire registration statement and the exhibits filed with the registration statement. Copies of the registration statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information.

Neither Magnitude nor any selling shareholder is making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or in any other document incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents.

Upon request, we will provide without charge a copy of our Annual, Quarterly and Current Reports we have filed electronically with the Commission as well as a copy of any and all of the information that has been or may be incorporated by reference in this prospectus. Requests for such copies should be directed to Magnitude Information Systems, Inc., 401 State Route 24, Chester, New Jersey 07930 (telephone: 908-879-2722).

                                 USE OF PROCEEDS

The selling shareholders will receive all of the net proceeds from the resale of any of the Company's common shares offered in this prospectus. We will not receive any of the proceeds from any sale of the shares by the selling shareholders. We will receive up to $7,942,556 in proceeds from the cash exercise of the warrants and options currently outstanding and included in this prospectus, if exercised, and we intend to use any such cash proceeds received for general corporate purposes, which may include repaying indebtedness, making additions to our working capital, funding future acquisitions or for further developing our products and hiring additional personnel. However, due to current market conditions and the fact that the exercise prices for most of these warrants and options are higher than the current market price for our common stock, it is unlikely that we will receive any funds from the exercise of these instruments.

     MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock currently trades on the Electronic Bulletin Board, over-the-counter market, under the symbol "MAGY". The following table sets forth, for the calendar quarters indicated, and for the last two years, the high and low sales prices for our common stock:

                                           Low/Bid                     High/Ask

2002
          First Quarter                     $ 0.29                     $ 0.08
          Second Quarter                    $ 0.29                     $ 0.12
          Third Quarter                     $ 0.23                     $ 0.09
          Fourth Quarter                    $ 0.17                     $ 0.09

2003
          First Quarter                     $ 0.15                     $ 0.08
          Second Quarter                    $ 0.13                     $ 0.06
          Third Quarter                     $ 0.13                     $ 0.06
          Fourth Quarter                    $ 0.15                     $ 0.07

2004      First Quarter                     $ 0.20                     $ 0.09
          Second Quarter                    $ 0.20                     $ 0.10
          Third Quarter                     $ 0.14                     $ 0.09
          Fourth Quarter                    $ 0.18                     $ 0.10

2005      First Quarter                     $ 0.18                     $ 0.09

(b)  Shareholders

         As of May 31, 2005, there were approximately 400 shareholders of record for the Company's Common Stock. The number of record holders does not include shareholders whose securities are held in street names.

The Company has not declared or paid, nor has it any present intention to pay, cash dividends on its Common stock. The Company is obliged to pay cash dividends on its outstanding convertible preferred stock and, under certain circumstances, on its outstanding cumulative preferred stock. See "DESCRIPTION OF CAPITAL STOCK" - "The Series A Stock", "The Series B Stock", "The Series C Stock", "The Series D Stock" and "The Series E Stock" , below.

                              Selling Shareholders

All of the common stock offered is either already issued or is issuable upon the exercise or conversion of Company warrants, stock options and a convertible note issued or issuable by Magnitude to the selling shareholders. We may from time to time supplement or amend this prospectus, as required, to provide other information with respect to the selling shareholders.

The following table sets forth certain information regarding ownership of Magnitude's common stock by the selling shareholders as of May 31, 2005, including their names, and the number of shares of common stock owned by them and offered pursuant to this prospectus. The selling shareholders listed in the table do not necessarily intend to sell any of their shares. Magnitude filed the registration statement, which includes this prospectus, due to the registration rights granted to the selling shareholders, not because they had expressed an intent to immediately sell their shares.

               Previously registered with filings No's 333-73992;
                      333-112-595; 333-118522; 333-123996

Name of
Selling                             Beneficial Holdings       Common Shares        Transaction             % of Class
Security Holder                     Before the Offering       Offered Hereby       Note No.               after Offering
--------------------------------    -------------------       --------------       ------------           --------------
Agriogianis, Nicholas                          750,000              750,000                   15                   **
AKB Privatbank Zurich AG                     2,000,000            1,000,000                   10                   **
Angelastri, Ivano                            2,062,500              550,000                 1,12                  1.1%
Angelastri, Nicola                             150,000              100,000                   10                   **
Angelastri, Anastasia                          150,000              100,000                   10                   **
Angelastri, Sophie                             250,000               50,000                   20                   **
Blackburn, Theodore J                          850,000              850,000             10,15,21                   **
Burgman, Sandra R                              390,000              390,000                15,21                   **
Calter Associates S.A                          800,000              800,000                   20                   **
Campanella, Richard                             85,000               41,667                   15                   **
Caron, Phyllis                                 250,000              250,000                   15                   **
Caron, Raymond P                               125,000              125,000                   15                   **
Carrel, Rene                                 1,250,000            1,250,000                15,20                   **
Christian, George                              500,000              500,000                   21                   **
Citrus Land & Development Corp.              3,230,777            2,230,666                10,16                   **
Cohen, Alan R                                  245,000              245,000                13,15                   **
Cumming, Frederick                              33,619                5,000                    1                   **
DeWolf, Keith G                              1,845,000              775,000                15,21                   **
Dufour, John R                               3,750,000            3,750,000                   15                   **
Duncan, John C                                 577,500              500,000                    1                   **
Ebony Finance Ltd. Trust                       700,000              600,000                15,21                   **
Emen, Barry                                    300,000              300,000                   15                   **
Friedenberg, Douglas                           416,666              416,666                   10                   **
Friedmann, John A                            1,600,000            1,600,000                15,21                   **
Fulton, David R                                300,000              300,000                   15                   **
Green, David                                 4,500,050            4,500,050                15,21                   **
Greenbaum, Leonard                           1,000,000            1,000,000                   21                   **
Gray, Steven L                               4,596,704            2,055,829          4,6,7,10,12,16               1.8%
Gray, Virginia                                 108,333               83,333                   16                   **
Grissom, Taylor B                              500,000              500,000                   21                   **
Haefeli, Theres                                200,000              200,000                   20                   **
Hazard, Mark III                             1,800,000            1,800,000                15,21                   **
Heckman, Paul and Kathleen JT                  395,000              395,000                   15                   **
Heuberger, Roland                              395,000              210,000                   15                   **
Hinnen, Arvid                                  800,000              800,000                   20                   **
Hitz, Martin                                   150,000              150,000                   15                   **
Hopmans, John                                1,600,000            1,600,000                15,21                   **
Hudson Valley Capital Mgmt. LLC                150,000              150,000                   15                   **
Hunter, Tracy S                                958,334              666,667                10,15                   **
INSA Stiftung                                  500,000              500,000                   11                   **

Janssen, Peter                               1,000,000            1,000,000                   21                   **
Joan Rich Baer Inc. Pension Plan               450,000              450,000                   15                   **
Johnson, Wayne C                             2,250,000            2,250,000                15,21                   **
Kaysons International Corp.                    166,667              166,667                   15                   **
Kareela Business Ltd.                        1,000,000            1,000,000                   15                   **
Kellogg Capital Group LLC                      250,000              250,000                   15                   **
Keyes Family Trust                             750,000              750,000                   15                   **
Kirshner, Richard M                            600,000              600,000                   15                   **
Klaube, Joerg H                              1,910,417              900,000                 1,12                   **
Kroll, Seymour                                 159,866              119,866                    1                   **
Kreulach, Paul E                               900,000              900,000                   15                   **
Laett, Heinz                                   800,000              800,000                   20                   **
Langheck, Andreas                              240,000              240,000                   20                   **
Lanktree, Charles T                          2,685,001            2,341,667                15,21                   **
Lucas, Lawrence B                              250,000              250,000                   15                   **
Maciak, Peter M                                750,000              750,000                   15                   **
Marot, Richard N                               406,666              406,666                   10                   **
Martin, Martin G                             1,750,000              100,000                    1                  1.2%
Marti, Christoph                             9,400,000            9,400,000                15,20                   **
McEwen, Terry C                              1,250,000            1,250,000                   15                   **
McEwen, William C. & Cleda B                   250,000              250,000                   15                   **
McEwen, William C.Jr. & Diana M                250,000              250,000                   15                   **
Mette, Tim                                      50,000               50,000                   10                   **
Michella, Stephen                              375,000              375,000                   15                   **
Miller, Philip C                             1,150,000              750,000                   15                   **
Mollo, Dean J                                  875,000              875,000                15,21                   **
Morton, James W.&Karen E                     1,033,000              500,000                   13                   **
Najor, Daniel                                  375,000              375,000                   15                   **
Oriente, David J. & Jennifer L               1,200,000            1,000,000                   21                   **
Pensco Trust Company Inc Cust
   FBO Richard H. Keyes IRA                  1,000,000            1,000,000                   21                   **
Pisani, B. Michael                           2,578,890            2,275,000                15,19                   **
Premium Strategy Partners AG                   110,000              110,000                   22                   **
Rabish, Mark A                                 833,667              416,667                   15                   **
Real Resources Inc.                            166,666              166,666                   10                   **
Ringer, Dennis                                  75,000               75,000                   15                   **
Rogivue, Nicholas                            6,550,000            6,550,000                15,21                   **
Roth, Russell                                  500,000              500,000                   21                   **
Rudnik, Steven D                            11,724,595            9,948,900          1,2,3,5,8,9,12,14            1.2%
S & I Consulting                               150,000              100,000                   10                   **
Sacbueken, Haldun                              999,000              999,000                   15                   **
Salaorni, Vittoria                             300,000              300,000                   15                   **
Schuerch, Ulrich                             5,980,000            5,830,000          11,13,15,21,22                **
Schuerch, Kerstin                              250,000              250,000                    1                   **
Shillan, Nannette                              500,000              500,000                   21                   **
Shoemaker, John & Audrey                     3,186,667            2,916,667                10,15                   **
Spinosa, Dominic                               750,000              750,000                   15                   **
Stangel, Georg                                 200,000              200,000                    1                   **
Stanley M. Levin Rev.Trust                     750,000              750,000                   15                   **
Steeg, Oliver                                   30,000               30,000                   15                   **
Steinberg, Arthur                              300,000              300,000                   15                   **
Szalbirak, Martin                              110,000              100,000                   16                   **
T+T Vermoegensverwaltungs AG                   700,000              500,000                   21                   **
Tannert, Michael H                             250,000              250,000                   10                   **
Tapio, John & Niels & Kyle JTWROS              627,567              350,000                   15                   **
Thornton, Robert                               650,000              450,000                15,21                   **
Tolida Corporation                             166,667              166,667                   15                   **
Tomasek, Joseph J                            2,733,250            1,170,750                12,18                  1.1%
United Charities of America Inc.             6,000,000            6,000,000                   21                   **

V. Gray Investments LLC                        166,667              166,667                   16                   **
Wagner, Tomasz                                 170,000              150,000                   15                   **
Winthrop, Leslie                               300,000              300,000                   21                   **
Wuerth, Diego                                  300,000              300,000                   15                   **
Zaroff, Michael                              1,750,000            1,250,000                21,22                   **
Zaroff, Murray                               1,850,000            1,850,000                13,15                   **
                                           -----------          -----------
                                           124,466,736          107,411,728

** less than 1 percent

Description of selling security holders and certain transactions:

(1) Shares Underlying Non-Statutory Stock Options
The above table includes 2,849,866 shares underlying non-statutory stock options issued to certain present and past key employees and their assignees. All of these shares had been registered previously.

                     Angelastri, Ivano             250,000
                     Cumming, Frederick              5,000
                     Duncan, John C                500,000
                     Klaube, Joerg H               100,000
                     Kroll, Seymour                119,866
                     Martin, Martin G              100,000
                     Rudnik, Steven D            1,325,000
                     Schuerch, Kerstin             250,000
                     Stangel, Georg                200,000

(2) Options Issued in Lieu of Cash Compensation to Officer.
The above table includes 150,000 shares underlying stock options issued to our current President and Chief Executive Officer of the Company. These shares had been registered previously.

                     Rudnik, Steven D              150,000

(3) Shares Underlying Convertible Note Issued to an Officer and Director
The above table includes 998,900 shares underlying a company obligation due the current President and Chief Executive Officer of the Company. The obligation was incurred in connection with the acquisition by the Company of Rolina Corporation in February 1998. On February 20, 2002, the obligation was recast into a convertible note. These shares had been registered previously.

                     Rudnik, Steven D              998,900

(4) Shares Issued upon Exercise of Warrants
Consist of 326,111 shares issued to an outside director of the Company. These shares had been registered previously and were issued pursuant to his exercise of stock purchase warrants at the price of $0.50/share.

                     Gray, Steven L                326,111

(5) Shares Underlying Stock Option
The above table includes 75,000 shares previously registered on behalf of Steven
D. Rudnik, its chief executive officer. These shares underlie a stock option issued pursuant to an agreement between the chief executive officer and the Company whereby in lieu of the 150,000 shares to be issued for compensation which shares were previously registered, Mr. Rudnik shall receive stock option for 225,000 shares, exercisable at $0.75 per share. 150,000 of such shares had previously been included in an earlier amendment of this registration and are already included in item (1) above.

                     Rudnik, Steven D               75,000

(6) Private Placements Pursuant to Section 4(2)
The above table includes 600,000 shares previously registered on behalf of an outside director of the company who purchased these shares pursuant to private placement subscriptions entered into between the Company and such investor between January 2002 and March 2002.

                     Gray, Steven L.               600,000

(7) Shares issued in exchange for debt and shares underlying stock award
The above table includes 124,718 shares previously registered on behalf of an outside director of the Company issued in return for the cancellation, on various dates between February and May 2002, of an aggregate $12,500 company liabilities.

                     Gray, Steven L.               124,718

(8) Shares Issued in Lieu of Cash Compensation to Officer
The above table includes 1,100,000 shares previously registered on behalf of the current President and Chief Executive Officer of the Company, such shares having been issued in lieu of $110,000 cash compensation payable during February through December of the year 2002.

                     Rudnik, Steven D.           1,100,000

(9) Shares Underlying Stock Option Issued to Officer
The above table includes 2,500,000 shares previously registered on behalf of the current President and Chief Executive Officer of the Company, such shares underlying a stock option issued in July 2001.

                     Rudnik, Steven D.           2,500,000

10) Private Placements Pursuant to Section 4(2)
The Company is registering a total 5,119,998 which are part of a total 14,152,704 shares previously registered on behalf of (a) 36 private foreign and U.S. investors pursuant to private placement subscriptions entered into between the Company and such investors, and (b) 5 individuals and their 4 assignees who converted an aggregate $132,170 of debt into 1,510,833 Company shares. In the case of U.S. investors, subscriptions and investments were received during the periods (i) August 16, 2002 to August 22, 2002, prior to the termination of the Company's 2002 private placement on August 27, 2002, and (ii) February 21, 2003 to December 19, 2003, the period the Company's 2003 private placement commenced through December 19,2003. In the case of the Company's foreign investors, subscriptions and investments were received during the period November 8, 2002 through November 11, 2003, all of which shares were issued outright to these investors. The above mentioned common shares include 180,000 shares that have been issued to one of the investors who also serves as a director of the Company. The Company received an aggregate $1,137,112 from these investment transactions. A copy of the subscription agreement utilized in these transactions had been included in the previous registration.

               AKB Privatbank Zurich AG                 1,000,000
               Angelastri, Nicola                         100,000
               Angelastri, Anastasia                      100,000
               Blackburn, Theodore                        100,000
               Citrus Land & Development Corp.            166,666
               Friedenberg, Douglas                       416,666
               Gray, Steven L                             180,000
               Hunter, Tracy S                            416,667
               Marot, Richard N                           406,666
               Mette, Tim                                  50,000
               Real Resources Inc.                        166,666
               S & I Consulting                           100,000
               Shoemaker, John & Audrey                 1,666,667
               Tannert, Michael H                         250,000

The following persons have voting and investment control over the Company shares held by the entities named above as selling stockholders: Hans-Rudi Strasser for AKB Privatbank Zurich AG; James Morton for Citrus Land & Development Corp who also, in his individual capacity, has beneficial ownership of 1,284,589 shares with his spouse, giving him an aggregate 3,827,366 Company shares over which he has investment and voting control; James Morton for Real Resources Inc.; Josiane Keller for S&I Consulting.

(11) Shares Underlying Warrants
The Company is registering 1,000,000 shares underlying stock purchase warrants, previously registered and issued to two foreign finders in recognition of their services in promoting the Company to accredited private investors in Europe. Such warrants are exercisable at $0.15 per share and expire in 2006.

                  INSA Stiftung                                500,000
                  Schuerch, Ulrich                             500,000

INSA Stiftung, a Swiss entity controlled by Hans-Rudi Strasser, who has voting and investment control over their shares as well as those owned of record by AKB Privatbank Zurich AG, giving him voting and investment control over an aggregate 2,500,000 Company shares, and Ulrich Schuerch served as the Company's European placement agents in connection with our private placement to accredited European investors, identified in Transactional Note (10) above, and received the shares we are registering as payment for these services.

(12) Shares Issued Pursuant to Stock Awards
The Company is registering 2,000,000 shares, previously registered and issued to five officers and directors of the Company, for services rendered during 2003.

                  Angelastri, Ivano                             300,000
                  Gray, Steven L                                300,000
                  Klaube, Joerg H                               800,000
                  Rudnik, Steven D                              300,000
                  Tomasek, Joseph J                             300,000

(13) Shares Issued for Services
The Company is registering 1,645,000 shares issued outright and 1,500,000 shares underlying non-statutory stock options, all of which had previously been registered. These securities were issued to four consultants pursuant to consulting agreements involving business consulting and investor relations services with unrelated parties. The stock options are exercisable at $0.07 per share and expire in September 2006. Copies of the consulting agreements were attached as Exhibits to the previous registration.

                  Cohen, Alan R                                  45,000
                  Morton, James W                               500,000
                  Schuerch, Ulrich                            1,500,000
                  Zaroff, Murray                              1,100,000

Alan R. Cohen received 45,000 shares of Company stock for his agreement to introduce software sales and licensing prospects to the Company. James W. Morton received a retainer payment of 500,000 Company shares pursuant to the terms of his consulting agreement for his marketing assistance during the one-year term and for his investor relations services for strategic shareholders located in the Southeast region of the United States. We are registering an aggregate 1,500,000 shares for Ulrich Schuerch. Mr. Schuerch has been the Company's principal representative in the European markets for several years, and the Company and Mr. Schuerch entered into a formal, two-year contract for his dedicated services: continue developing potential licensing partners, arrange for research reports from European software/ergonomic industry analysts and maintain surveillance over the European ergonomic markets as they develop, targeting sector companies for presentations and strategic distribution alliance/partnerships. The Company hired Mr. Murray Zaroff to serve as one of the Company's independent sales/marketing representatives for our software products.

(14) Shares Issued in Lieu of Cash Compensation to Officer
The Company is registering 1,000,000 shares on behalf of the current President and Chief Executive Officer of the Company, such shares having been issued in lieu of cash compensation for most of the year 2003. These shares had been registered previously.

                  Rudnik, Steven D                           1,000,000

15) Private Placements Pursuant to Section 4(2)
The Company is registering a total 35,167,385 shares which are part of 37,297,384 shares registered previously on behalf of 57 private foreign and domestic investors and two assignees pursuant to private placement subscriptions entered into between the Company and such investors, between November 2003 and February 2004. 22,906,034 of these shares have been issued pursuant to the conversion of 229,060.34 shares of the Company's Series E Senior Convertible

Preferred Stock and 14,391,350 underlie stock purchase warrants, issued to these investors. The warrants are exercisable during three years at the price of $0.15 per common share. The Company had originally received an aggregate $1,640,566 from these investment transactions. Peter Prast is the individual who has investment and voting control over the Company shares owned of record by Ebony Finance Ltd. Trust; Mark J. Gillis is the individual who has investment and voting control over the Company shares owned of record by Hudson Valley Capital Mgmt. LLC.; Karl-Heinz Hemmerle is the individual who has investment and voting control over the Company shares owned of record by Kareela Business Ltd.; Nasrollah Khosrowshahi is the individual who has investment and voting control over the Company shares owned of record by Kaysons International Corp.; Charles
K. Kellogg is the individual who has investment and voting control over the Company shares owned of record by Kellogg Capital Group LLC; Kellogg Capital Group, LLC is an NASD registered broker-dealer which purchased our shares in the ordinary course of its business and had no agreements or understandings, directly or indirectly, with any person to distribute our shares at the time of its investment; see "Plan of Distribution", below; Richard H. Keyes is the individual who has investment and voting control over the Company shares owned of record by Keyes Family Trust; Stanley M. Levin is the individual who has investment and voting control over the Company shares owned of record by Stanley
M. Levin Rev. Trust; Nasrollah Khosrowshahi is the individual who has investment and voting control over the Company shares owned of record by Tolida Corporation.

              Agriogianis, Nicholas                        750,000
              Blackburn, Theodore J                        250,000
              Burgman, Sandra R                            150,000
              Campanella, Richard                           41,667
              Caron, Phyllis                               250,000
              Caron, Raymond P                             125,000
              Carrel, Rene                                 250,000
              Cohen, Alan R                                200,000
              DeWolf, Keith G                              175,000
              Dufour, John R                             3,750,000
              Ebony Finance Ltd. Trust                     100,000
              Emen, Barry                                  300,000
              Friedman, John                               600,000
              Fulton, David R                              300,000
              Green, David                               2,500,050
              Hazard, Mark III                             300,000
              Heckman, Paul and Kathleen JT                395,000
              Heuberger, Roland                            210,000
              Hitz, Martin                                 150,000
              Hopmans, John                                600,000
              Hudson Valley Capital Mgmt. LLC              150,000
              Hunter, Tracy S                              250,000
              Joan Rich Baer Inc. Pension Plan             450,000
              Johnson, Wayne C                             750,000
              Kareela Business Ltd.                      1,000,000
              Kaysons International Corp.                  166,667
              Kellogg Capital Group LLC                    250,000
              Keyes Family Trust                           750,000
              Kirshner, Richard M                          600,000
              Kreulach, Paul E                             900,000
              Lanktree, Charles T                          341,667
              Lucas, Lawrence B                            250,000
              Maciak, Peter M                              750,000
              Marti, Christoph                             900,000
              McEwen, Terry C                            1,250,000
              McEwen, William C. & Cleda B                 250,000
              McEwen, William C.Jr. & Diana M              250,000
              Michella, Stephen                            375,000
              Miller, Philip C                             750,000
              Mollo, Dean                                  375,000
              Najor, Daniel                                375,000
              Pisani, B. Michael                         1,750,000
              Rabish, Mark A                               416,667
              Ringer, Dennis                                75,000
              Rogivue, Nicolas                           2,550,000

              Sacbueken, Haldun                            999,000
              Salaorni, Vittoria                           300,000
              Shoemaker, John F                          1,250,000
              Schuerch, Ulrich                           1,500,000
              Spinosa, Dominic                             750,000
              Stanley M. Levin Rev.Trust                   750,000
              Steeg, Oliver                                 30,000
              Steinberg, Arthur                            300,000
              Tapio, John & Niels & Kyle JTWROS            350,000
              Thornton, Robert                             250,000
              Tolida Corporation                           166,667
              Wagner, Tomasz                               150,000
              Wuerth, Diego                                300,000
              Zaroff, Murray                               750,000

(16) Shares Issued for Cancellation of Debt
The Company is registering a total 2,939,000 shares previously registered on behalf of three creditors and two assignees, pursuant these creditors exchanging a total of $117,560 current promissory notes into convertible preferred stock and warrants. 1,959,334 of these shares underlie 19,593.34 shares of the Company's Series E Senior Convertible Preferred Stock and 979,666 underlie stock purchase warrants. The warrants are exercisable during three years at the price of $0.15 per common share. One of the creditors is an outside director of the Company, who accounts for 525,000 of the shares being registered. James Morton is the individual who has investment and voting control over the Company shares owned of record by Citrus Land & Development Corp.; Virginia Gray is the individual who has investment and voting control over the Company shares owned of record by V. Gray Investments LLC.

               Citrus Land & Development Corp.          2,064,000
               Gray, Steven L                             525,000
               Gray, Virginia                              83,333
               V. Gray Investments LLC                    166,667
               Szalbirak, Martin                          100,000

(17) Shares Issued in Lieu of Cash Compensation to Officer
The Company is registering 2,500,000 shares previously registered on behalf of the current President and Chief Executive Officer of the Company, 1,666,667 of which are underlying 16,666.67 shares of the Company's Series E Senior Convertible Preferred Stock and 833,333 underlying stock purchase warrants. The warrants are exercisable during three years at the price of $0.15 per common share. The securities have been issued in lieu of $100,000 cash compensation payable during the year 2004.

                      Rudnik, Steven D          2,500,000

(18) Shares Issued for Services and Interest
The Company is registering 870,750 shares previously registered on behalf of an outside director of the Company who also serves as the Company's general and securities counsel, 580,500 of which are underlying 5,805 shares of the Company's Series E Senior Convertible Preferred Stock and 290,250 underlying stock purchase warrants. The warrants are exercisable during three years at the price of $0.15 per common share. The securities have been issued in lieu of accrued interest on Company liabilities and for professional services rendered during the year 2004.

                      Tomasek, Joseph J           870,750

(19) Shares Issued for Services
The Company is registering 525,000 shares previously registered on behalf of a consultant, 350,000 of which are underlying 3,500 shares of the Company's Series E Senior Convertible Preferred Stock and 175,000 underlying stock purchase warrants. The warrants are exercisable during three years at the price of $0.15 per common share. The securities have been issued for management consulting and investor relations services performed during the year 2004.

                      Pisani, B. Michael          525,000

(20) Private Placements Pursuant to Section 4(2)
The Company is registering a total 12,390,000 shares previously registered on behalf of 8 private foreign investors pursuant to private placement subscriptions entered into between the Company and such investors, between May 2004 and July 2004. 6,095,000 of these shares have been issued to such investors outright and 6,295,000 underlie stock purchase warrants, issued to these investors. The warrants are exercisable during three years at the price of $0.15 per common share. One of the investors is the spouse of an outside director of the Company. The Company had originally received an aggregate $566,550 from these investment transactions. Karl-Heinz Hemmerle is the individual who has investment and voting control over the Company shares owned of record by Calter Associates S.A.

                   Angelastri, Sophie                 50,000
                   Calter Associates S.A             800,000
                   Carrel, Rene                    1,000,000
                   Haefeli, Theres                   200,000
                   Hinnen, Arvid                     800,000
                   Laett, Heinz                      800,000
                   Langheck, Andreas                 240,000
                   Marti, Christoph                8,500,000

21) Private Placements Pursuant to Section 4(2)
The Company is registering a total 30,340,000 shares previously registered on behalf of 25 private foreign and domestic investors and one assignee pursuant to private placement subscriptions entered into between the Company and such investors, between September 2004 and April 2005. 15,170,000 of these shares have been issued outright and 15,170,000 underlie stock purchase warrants, issued to these investors. The warrants are exercisable during three years at the price of $0.15 per common share. The Company had originally received an aggregate $1,542,000 from these investment transactions and has paid an aggregate $113,000 to certain finders. Peter Prast is the individual who has investment and voting control over the Company shares owned of record by Ebony Finance Ltd. Trust; Michael Tauss is the individual who has investment and voting control over the Company shares owned of record by T+T Vermoegensverwaltungs AG; and Victor Cilli is the individual who has investment and voting control over the Company shares owned of record by United Charities of America Inc.

                  Blackburn, Theodore J.                        500,000
                  Burgman, Sandra R.                            240,000
                  Christian, George                             500,000
                  DeWolf, Keith G.                              600,000
                  Ebony Finance Ltd.Trust                       500,000
                  Friedmann, John A.                          1,000,000
                  Green, David                                2,000,000
                  Greenbaum, Leonard                          1,000,000
                  Grissom, Taylor B.                            500,000
                  Hazard, Mark                                1,500,000
                  Hopmans, John                               1,000,000
                  Janssen, Peter                              1,000,000
                  Johnson, Wayne C.                           1,500,000
                  Lanktree, Charles T.                        2,000,000
                  Mollo, Dean J.                                500,000
                  Oriente, David J. & Jennifer L.             1,000,000
                  Pensco Trust Co. Inc. Cust FBO
                     Richard H. Keyes IRA                     1,000,000
                  Rogivue, Nicholas                           4,000,000
                  Roth, Russell                                 500,000
                  Schuerch, Ulrich                            2,000,000
                  Shillan, Nannette                             500,000
                  T+T Vermoegensverwaltungs AG                  500,000
                  Thornton, Robert                              200,000
                  United Charities of America Inc.            6,000,000
                  Winthrop, Leslie                              300,000
                  Zaroff, Michael                               500,000

(22) Shares issued for services rendered
The above table includes 1,190,000 shares previously registered on behalf of one domestic and two foreign shareholders. These securities have been issued for market research and investor relations services performed by such beneficiaries. Otto Koller is the individual who has investment and voting control over the Company shares owned of record by Premium Strategy Partners AG.

                  Premium Strategy Partners.AG                  110,000
                  Schuerch, Ulrich                              330,000
                  Zaroff, Michael                               750,000

                         SHARES ELIGIBLE FOR FUTURE SALE

This prospectus covers  107,411,728 common shares. As of May 31, 2005, there are
139,937,612  common  shares  issued  and  outstanding  of  which   approximately
51,000,000 are freely tradable.

Upon the effectiveness of this registration statement, (a) an additional 59,953,363 common shares already issued and (b) 49,262,191 common shares underlying stock options, warrants and a convertible note which, if exercised, will result in those shares also being freely tradable.

In addition to our registration statement referenced above, the 28,984,249 remaining shares of common stock presently outstanding that are restricted and/or affiliate securities and not included in this prospectus as well as 1,757.,198 common shares underlying the issued and outstanding convertible preferred stock, 974,000 common shares underlying outstanding warrants, and 5,560,442 common shares underlying outstanding stock options, which, if converted or exercised, as the case may be, may not presently, but may in the future be sold into any public market that may exist for the common stock pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Sales of substantial amounts of this common stock in the public market could adversely affect the market price of the common stock.

In general, under Rule 144 as currently in effect, a person (or group of persons whose shares are aggregated), including affiliates of the Company, can sell within any nine month period, an amount of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or the reported average weekly trading volume during the four calendar weeks preceding the sale; provided at least one year has elapsed since the restricted securities being sold were acquired from the Company or any affiliate of the Company, and provided further that certain other conditions are also satisfied. If at least two years have elapsed since the restricted securities were acquired from the Company or an affiliate of the Company, a person who has not been an affiliate of the Company for at least three months can sell restricted shares under Rule 144 without regard to any limitations on the amount. Future sales by current shareholders could depress the market price of the Common Stock in the public market.

                              PLAN OF DISTRIBUTION

This Prospectus and the registration statements in which it is included relates to the offer and sale of up to an aggregate 107,411,728 common shares by the Selling Shareholders. As used in this prospectus, "Selling Shareholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other non-sale related transfer. The Selling Shareholders may sell some or all of their shares at any time and in any of the following ways. They may sell their shares:

o To underwriters who buy the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time;

o Through brokers, acting as principal or agent, in transactions, which may involve block transactions, on the Electronic Bulletin Board, over-the-counter market or on other exchanges on which the shares are then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;

            o Directly or through brokers or agents in private sales at negotiated prices; or

            o     By any other legally available means.

Selling Shareholders may pay part of the proceeds from the sale of shares in commissions and other compensation to underwriters, dealers, brokers or agents who participate in the sales.

Certain states may require shares to be sold only through registered or licensed brokers or dealers. In addition, certain states may require the shares to be registered or qualified for sale unless an exemption from registration or qualification is available and complied with.

Magnitude has agreed to contribute to payments the Selling Shareholders may be required to make under the Securities Act.

                                LEGAL PROCEEDINGS

On March 21, 2005, the Company filed a patent infringement lawsuit in the United States District Court, District of New Jersey, against Niche Software, Ltd. of New Zealand, alleging that its software product called Workplace (TM) willfully infringed on the Company's patent underlying its ErgoEnterprise (TM) product line. The Company intends to vigorously prosecute its infringement claims against this infringer. Except for this infringement lawsuit, the Company is not a party in any legal proceedings.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

The names and ages of all directors and executive officers of the Company are as follows:

        Name                                  Positions                      Term Served (Expires)
        ----                                  ---------                      ---------------------
        Steven D. Rudnik                  Director (Chairman                 Feb. 11, 2000  (2006)
                                              of the Board)
                                       President, Chief Executive            Jan. 8, 1999 (March 2, 2006)
                                             Officer

        Mark Chroscielewski             Sr. Vice President
                                        Business Development

        Joerg H. Klaube             Sr. Vice President, Secretary,
                                      Chief Financial Officer

        Steven W. Jagels                Sr. Vice President

        Steven L. Gray                       Director                        May 18, 2000 (2006)

        Ivano Angelastri                     Director                        May 18, 2000 (2006)

        Joseph J. Tomasek                    Director                        Feb. 11, 1999 (2006)

      There are no family relationships among the Company's Officers and Directors.

      All Directors of the Company hold office until the next annual meeting of the shareholders and until successors have been elected and qualified. Executive Officers of the Company are appointed by the Board of Directors at meetings of the Company 's Directors and hold office until they resign or are removed from office.

      Steven  D.  Rudnik,  Age  45  -  Chairman  and  Chief  Executive  Officer,
President. Mr. Rudnik personally developed many of the copyrighted software products offered by Magnitude Information Systems. Mr. Rudnik co-founded Rolina Corporation in 1996. Prior to 1996, Mr. Rudnik had executive level positions in software product development and software company operations. In 1983, Mr. Rudnik joined Randall-Helms International, Inc. Over the next 13 years, he conceived and developed four independent families of stock market modeling software products aimed at the worldwide "large cap" institutional investor market. These product families generated over US$ 25 million in sales from more than 400 clients in 23 countries. Mr. Rudnik was Executive Vice President and Partner at Randall-Helms when it was sold in 1995.

      Mark Chroscielewski, Age 47 - Senior Vice President Business Development. Since joining the Company in January 2003 Mark Chroscielewski manages our strategic alliances and develops new marketing strategies to present our products to both the productivity and ergonomic segments of the corporate marketplace. Prior to joining our Company, Mr. Chroscielewski was the principal of a consulting firm, specializing in the development of proprietary data mining software, modeled for corporate customers seeking an enterprise-wide application for their customer relations management programs. This software was utilized by Columbia/HCA, the largest healthcare enterprise in the world, to support its healthcare claims protocol. Mark's experience includes the co-founding, in 1988, of a multi-national software marketing enterprise, CrossZ International. As Chairman and Chief Executive Officer, Mr. Chroscielewski grew this company to 80 plus employees, established international operations, sold product to many fortune 100 companies including American Express, Philip Morris and MCI while raising approximately $37 million in equity capital to fund its business and growth. After participating in its initial public offering in 1997, CrossZ Software was sold to an Italian consortium, Intelitec in 2002, and is now now called CrossZ Solutions SA

      Joerg H. Klaube, Age 64 - Chief Financial Officer, Senior Vice President. Joined Magnitude, Inc. in December 1994. From 1993 to 1994 he was Vice President Administration for Comar Technologies Inc., a computer retail firm, and from 1983 to 1993 Chief Financial Officer for Unitronix Corporation, a publicly traded software design and computer marketing firm. Prior to that, Mr. .Klaube was employed for 16 years with Siemens Corp., the US subsidiary of Siemens AG, where he served most recently as Director of Business Administration for its Telecommunications Division. He graduated from the Banking School in Berlin, Germany, and holds an MBA degree from Rutgers University.

      Steven W. Jagels, Age 45 - Senior Vice President Information Systems. Mr. Jagels joined Magnitude in February 1998. Mr. Jagels has 20 years of software development experience in such diverse disciplines as clinical laboratory analysis, stock market modeling, artificial intelligence, and retail business applications. Mr. Jagels also has experience in the software industry, including software management, project development, systems analysis, and training. Prior to his software career, Mr. Jagels had five years experience in biomedical engineering and management.

      Joseph J. Tomasek, Age 58 - Director. Mr. Tomasek was appointed a director in February 2000. He has been engaged in the private practice of corporate and securities law in his own law firm for the last ten years. Mr. Tomasek was appointed to serve as general counsel for the Company in 1999. In addition to his work with the Company, Mr. Tomasek represents several other clients in the area of corporate law.

      Steven L. Gray, Age 56 - Director. Mr. Gray was elected to serve on the Board on May 18, 2000. He is a resident of Venice, Florida. For the past six years, Mr. Gray has served as the President and is a shareholder of a private Florida corporation engaged in the retail distribution of nutritional products. This corporation has a customer base in nine countries. Prior to that time, Mr. Gray ran his own real estate development company, specializing in the design and construction of multi-family housing.

      Ivano Angelastri, Age 42 - Director. Mr. Angelastri was elected to serve on the Board on May 18, 2000. He is a resident of Zurich, Switzerland. Mr. Angelastri has been active in portfolio management services for many years. Since January 24, 2001 he is a director of T&T Vermoegensverwaltungs AG, Zurich, Switzerland, whose main business is asset management and financial consulting services for private and institutional clients. Prior to his current position, Mr. Angelastri served as Managing Director of Megan Services where he performed financial advisory and portfolio management services.

                             EXECUTIVE COMPENSATION

The following table sets forth the cash compensation and executive capacities for the fiscal years ended December 31, 2004, December 31, 2003, and December 31, 2002, for the chief executive officer and for each executive officer whose aggregate cash remuneration exceeded $100,000, for all executive officers as a group, and for certain other most highly compensated employees:

---------------------------- ------- ------------- ------------- ------------------- --------------- ------------- --------------
                                                                       Other           Restricted     Securities        All
         Name and                                                      Annual            Stock        Underlying       Other
    Principal Position        Year    Salary ($)    Bonus ($)     Compensation($)      Awards ($)    Options ($)    Compens.($)
    ------------------        ----    ----------    ---------     ---------------      ----------    -----------    -----------
                                         (1)                            (2)               (3)            (4)            (5)
---------------------------- ------- ------------- ------------- ------------------- --------------- ------------- --------------
Steven D. Rudnik             2004       133,333(6)           --              13,364          36,000            --          3,250
Chief Executive Officer,     2003       133,333(7)           --              15,262          27,000            --          3,250
President                    2002       133,333(8)           --              12,560          42,000            --          3,250
---------------------------- ------- ------------- ------------- ------------------- --------------- ------------- --------------
Mark Chroscielewski          2004       125,000              --               6,000              --            --          8,400
Sr. Vice President           2003       125,000              --               6,000              --            --          8,400
Business Development         2002            --              --                  --              --            --             --
---------------------------- ------- ------------- ------------- ------------------- --------------- ------------- --------------
Joerg H. Klaube              2004       125,000              --              11,404          36,000            --          1,710
Sr. Vice President,          2003       125,000              --              11,404          67,000            --          1,710
CFO                          2002       125,000              --               9,087          42,000            --          1,710
---------------------------- ------- ------------- ------------- ------------------- --------------- ------------- --------------
Steven W. Jagels             2004       108,333              --               9,000              --            --          1,940
Sr. Vice President           2003       108,333              --              11,083              --            --          1,940
Information Systems          2002       108,333              --               9,000              --            --             --
---------------------------- ------- ------------- ------------- ------------------- --------------- ------------- --------------
All executive officers
As a group (4 persons)       2004       491,666              --              39,768          72,000            --         15,300
---------------------------- ------- ------------- ------------- ------------------- --------------- ------------- --------------

-----------------------
(1)  The value of other non-cash compensation, except for the items listed under
     (2), (3), (4) and (5), that was extended to or paid for individuals named above did not exceed 10% of the aggregate cash compensation paid to such individual, or to all executive officers as a group.
(2)  Consists of automobile expenses allowances and vacation pay-out.
(3) During 2004, the Board of Directors approved stock awards of 300,000 restricted shares to Rudnik and of 300,000 restricted shares to Klaube. During 2003, the Board of Directors approved stock awards of 300,000 restricted shares to Rudnik and of 800,000 restricted shares to Klaube. During 2002, the Board of Directors approved stock awards of 300,000 restricted shares each to Rudnik and Klaube. These shares are listed in the table above at the market price for unrestricted stock quoted at the time of the award. The number and value of the aggregate restricted stock holdings at the end of fiscal year 2003 (using market prices of unrestricted stock at the end of the fiscal year) are as follows: S.Rudnik:
     4,744,445 shares - $616,778;  J.Klaube:  1,400,000  shares - $182,000.  The valuation of stock awards and end-of-year holdings is in conformity with guidelines set forth for SEC Regulation S-B Item 402 (b)(2)(iv). All such shares are fully vested. The Company does not currently foresee to pay dividends on any of these shares.

(4)  .See table for "Stock Options" below.
(5)  Consists of premiums for health and personal life insurance.
(6) During 2004, the Board of Directors approved the issuance of 16,667 shares of Series E Senior Convertible Stock, since converted into 1,666,667 restricted shares, and warrants for the purchase of 833,333 common shares, exercisable during three years at $0.15/share, in lieu of $100,000 cash salary; the stated salary figure includes such common shares, valued at the nominal $100,000 which they replaced.
(7) During 2003, the Board of Directors approved the issuance of 1,000,000 restricted shares in lieu of $100,000 cash salary; the stated salary figure includes such shares, valued at the nominal $100,000 which they replaced.
(8) During 2002, the Board of Directors approved the issuance of 1,100,000 restricted shares in lieu of $110,000 cash salary; the stated salary figure includes such shares, valued at the nominal $110,000 which they replaced.

Stock Options:

      The following table sets forth stock options granted during 2004 pursuant to the Company's 1997 Stock Option Plan and 2000 Stock Incentive Plan, to executive officers, certain other employees with highest remuneration, directors, and beneficial owners of more than 10 percent of any class of equity securities of the Company:

--------------------------------------------------------------------------------
          Number of Common    % of Total Options
          Shares Underlying   Granted to Employees   Exercise       Expiration
Name      Options Granted     and Directors in FY    Price ($/Sh.)  Date .
--------------------------------------------------------------------------------

There were no stock options granted to employees and directors under any of the Company's stock option plans during 2004.

      The following table sets forth aggregated stock option and warrant exercises during 2004 by executive officers, certain other employees with highest remuneration, directors, and beneficial owners of more than 10 percent of any class of equity securities of the Company:

--------------------------------------------------------------------------------
        Shares                   #of Shares Underlying    Value of Unexercised
       Acquired        Value           Unexercised        In-the-Money Options
Name  on Exercise  (#) Realized   ($) Options/Warrants     & Warrants at Y/E ($)
--------------------------------------------------------------------------------

There were no stock options or warrants exercised by employee-executives or directors during 2004.

1997 Stock Option Plan:

         The Company's 1997 Stock Option Plan, as filed with Information Statement pursuant to Section 14(c) with the Commission on July 1, 1997, and with Registration Statement on Form S-8 with the Commission on September 8, 1997, is hereby incorporated by reference.

2000 Stock Incentive Plan:

         The Company's 2000 Stock Incentive Plan, as filed with the Commission as an exhibit to the quarterly report on Form 10-QSB for the period ended March 31, 2000, is hereby incorporated by reference.

Compensation of Directors:

         Outside directors are awarded stock options for 40,000 shares each upon commencement of their office. In addition, the three incumbent outside directors have been granted, in 2004, restricted stock awards for services rendered, as follows: I. Angelastri 300,000 common shares; S. Gray 450,000 common shares, J. Tomasek 800,000 common shares.

         During 2004, one outside director of the Company who also serves as the Company's general and securities counsel, was paid an aggregate $164,184 for legal services. One other outside director was paid $10,400 for services performed.

AUDIT COMMITTEE

         The Company has appointed an Audit Committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002, comprised of two independent outside directors of the Company, one of whom, S. Gray, is a financial expert with knowledge of financial statements, generally accepted accounting principles and accounting procedures and disclosure rules.

Employment Agreements

In April 2002, the Company entered into an employment agreement with Steven D. Rudnik, its current President and Chief Executive Officer, to serve as President and Chief Executive Officer of the Company for a period of five years, replacing an earlier employment agreement dated February 1998, as amended. Base salary under the agreement is $133,333 per year with predetermined increases effective upon the Company achieving certain revenue goals. The agreement also calls for the grant of certain stock awards and incentive and non-statutory stock options and eligibility for the Company's benefit programs. The Company will also provide reimbursement of ordinary and necessary business expenses and a monthly car allowance. The agreement provides for severance compensation to be determined pursuant to a formula established therein, payable to the officer if the employment agreement is terminated or is not renewed by the Company. A non-competition/non-solicitation restriction applies for 24 months after termination of employment.

In April 2002, the Company entered into an employment agreement with Joerg H. Klaube, its current Senior Vice President and Chief Financial Officer, to serve in that capacity for a period of five years, replacing an earlier employment agreement dated April 1996, as amended. Base salary under the agreement is $125,000 per year with predetermined increases effective upon the Company achieving certain revenue goals. The agreement also calls for the grant of certain stock awards and incentive and non-statutory stock options and eligibility for the Company's benefit programs. The Company will also provide reimbursement of ordinary and necessary business expenses and a monthly car allowance. The agreement provides for severance compensation to be determined pursuant to a formula established therein, payable to the officer if the employment agreement is terminated or is not renewed by the Company. A non-competition/non-solicitation restriction applies for 24 months after termination of employment.

In April 2002, the Company entered into an employment agreement with Steven W. Jagels, its current Senior Vice President Information Technology, to serve in that capacity for a period of five years. Base salary under the agreement is $108,333 per year with predetermined increases effective upon the Company achieving certain revenue goals. The agreement also calls for the grant of certain stock awards and incentive and non-statutory stock options and eligibility for the Company's benefit programs. The Company will also provide reimbursement of ordinary and necessary business expenses and a monthly car allowance. The agreement provides for severance compensation to be determined pursuant to a formula established therein, payable to the officer if the employment agreement is terminated or is not renewed by the Company. A non-competition/non-solicitation restriction applies for 24 months after termination of employment.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

The following table sets forth, as of May 31, 2005, the record and beneficial ownership of common stock of the Company by each executive officer and director, all executive officers and directors as a group, and each person known to the Company to own beneficially, or of record, five percent or more of the outstanding shares of the Company:

Title             Name and Address of               Amount and Nature of               Percent
of Class )*       Beneficial Owner                  Beneficial Ownership (1)           of Class
-----------       ----------------                  ------------------------           --------
Common            Ivano Angelastri                       2,062,500 (2)                   1.47 %
Stock             Mark Chroscielewski                           --                         --
                  Steven L. Gray                         4,626,704 (3)                   3.28 %
                  Steven W. Jagels                         622,083 (4)                   0.44 %
                  Joerg H. Klaube                        1,910,417 (5)                   1.36 %
                  Steven D. Rudnik                      10,725,695 (6)                   7.40 %
                  Joseph J. Tomasek                      2,733,250 (7)                   1.95 %

                  Address of all persons above:  c/o the Company.

                  All Directors and Executive Officers  22,680,649                      15.30 %
                  as a Group (7 persons)

                  Christoph Marti                        9,400,000 (8)                   6.51 %
                  Kuerzestrasse 25, CH-4562 Biberist, Switzerland

)* The Company also has issued and outstanding as of May 31, 2005, 193,190 shares of its Senior Convertible Preferred Stock, with concentrations in excess of 10% for one or more of the holders of such stock, however, none of such shares bear any voting rights.

----------------------------

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days of March 8, 2005. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnote to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.

(2)   Includes  options  to acquire  512,500  shares and  warrants  for  125,000 shares.

(3)   Includes  options  to acquire  400,275  shares and  warrants  for  632,333 shares.

(4)   Includes options to acquire 602,083 shares.

(5)   Includes options to acquire 510,417 shares.

(6) Includes options to acquire 4,147,917 shares and warrants for 833,333 shares. (7) Includes options to acquire 262,500 shares and warrants for 290,250 shares. (8) Includes warrants for 4,550,000 shares.

                          DESCRIPTION OF CAPITAL STOCK

Magnitude is currently authorized by its Certificate of Incorporation to issue an aggregate 203,000,000 shares of capital stock, including 200,000,000 shares of common stock, $.0001 par value per share of which 139,937,612 were issued and outstanding as of May 31, 2005 and 3,000,000 shares of Preferred Stock, $0.01 par value per share of which: 2,500 shares have been designated as Cumulative Preferred Stock, par value $0.0001 per share, of which 1 share was outstanding as of May 31, 2005, 300,000 shares have been designated as Series A Senior Convertible Preferred Stock (the "Series A Stock"), $0.001 par value per share of which 29,300 were issued and outstanding as of May 31, 2005 ; 350,000 shares have been designated as Series B Senior Convertible Preferred Stock (the "Series B Stock"), par value $0.001 per share, of which no shares were outstanding as of May 31, 2005, 120,000 shares have been designated as Series C Senior Convertible Preferred Stock (the "Series C Stock") par value $0.001 per share of which 100,000 shares were outstanding as of May 31, 2005; 500,000 shares have been designated as Series D Senior Convertible Preferred Stock (the "Series D Stock"), $.001par value per share of which 63,890 were issued and outstanding as of May 31, 2005 and; 500,000 shares have been designated as Series E Senior Convertible Preferred Stock (the "Series E Stock"), $.001 par value per share of which no shares were issued and outstanding as of May 31, 2005.

Common stock

The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to the rights and preferences of the holders of any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends as are declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding-up of the Company, holders of Common stock have the right to a ratable portion of assets remaining after the payment of all debts and other liabilities of the Company, subject to the liquidation preferences, if any, of the holders of any outstanding Preferred Stock. Holders of Common Stock have neither preemptive rights nor rights to convert their Common Stock into any other securities and are not subject to future calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common stock. The rights, preferences and privileges of the holders of Common Stock may be subject to, and may be adversely affected by, the rights of the holders of shares of Preferred Stock that the Company may designate and issue in the future. Preferred Stock

The Board of Directors of the Company authorized the issuance of (1) up to 300,000 shares of Preferred Stock designated as Series A Senior Convertible Preferred Stock of which 29,300 shares were issued and outstanding as of May 31, 2005 (the "Series A Stock"); (2) up to 350,000 shares of Preferred Stock designated as Series B Senior Convertible Preferred Stock (the "Series B Stock') of which no shares were outstanding as of May 31, 2005 , (3) up to 120,000 shares of Preferred Stock designated as Series C Senior Convertible Preferred Stock (the "Series C Stock") of which 100,000 shares were outstanding as of May 31, 2005; (4) up to 500,000 shares of Preferred Stock designated as Series D Senior Convertible Preferred Stock (the "Series D Stock") of which 63,890 shares were outstanding as of May 31, 2005 , and; (5) up to 500,000 shares of Preferred Stock designated as Series E Senior Convertible Preferred Stock (the "Series E Stock") of which 93,667 shares were outstanding as of May 31, 2005.

The Series A Stock

The Series A Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series A Stock are entitled to receive semi-annual cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series B Stock and Series C Stock, calculated against their liquidation price of $5.00 per share at the rate of 7% annually during the first year of their issuance, increasing thereafter in increments of 1/2 of 1% per year for the next six years when the interest rate is fixed at 10% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $5.00 per share of Series A Stock, on an equal basis with the holders of any Series B Stock and Series C Stock.

Magnitude has the right to redeem or buy back part or all of the Series A Stock three years after their issuance by paying to the holders the liquidation price ($5.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 15% of the liquidation price. Holders of the Series A Stock can convert their shares into Magnitude Common stock at a conversion rate equal to 150% of the "market price" of Magnitude's Common Stock at the time of conversion. "Market price" is based upon the average bid and asked prices for Magnitude's Common Stock as quoted by the then stock exchange during the 20 consecutive trading day period immediately preceding the conversion.

The Series B Stock

The Series B Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series B Stock are entitled to receive semi-annual cumulative dividends before any dividends are declared and paid upon the Common Stock, but on a par with the holders of any Series A Stock and Series C Stock, calculated against their liquidation price of $9.00 per share at the rate of 7% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $9.00 per share of Series B Stock, on an equal basis with the holders of any Series A Stock and Series C Stock. Magnitude has the right to redeem or buy back part or all of the Series B Stock three years after their issuance by paying to the holders the liquidation price ($9.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the liquidation price. Holders of the Series B Stock can convert their shares into Magnitude Common Stock on the basis of 10 shares of Common stock for one share of Series B Stock at any time.

The Series C Stock

The Series C Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series C Stock are entitled to receive monthly cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series A Stock and Series B Stock, calculated against their liquidation price of $9.00 per share at the rate of 7% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $9.00 per share of Series C Stock, on an equal basis with the holders of any Series A Stock and Series B Stock. Magnitude has the right to redeem or buy back part or all of the Series C Stock three years after their issuance by paying to the holders the liquidation price ($9.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the liquidation price. Holders of the Series C Stock can convert their shares into Magnitude Common Stock on the basis of 10 shares of Common stock for one share of Series C Stock at any time.

The Series D Stock

The Series D Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series D Stock are entitled to receive semi-annually cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series A Stock, Series B Stock and Series C Stock calculated against their respective stated value per share at the rate of 7% semi-annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price equal to their stated value for the Series D Stock, on an equal basis with the holders of any Series A Stock, Series B Stock and Series C Stock. Magnitude has the right to redeem or buy back part or all of the Series D Stock three years after their issuance by paying to the holders the stated value thereof, any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the stated value. Holders of the Series D Stock can convert their shares into Magnitude Common stock on the basis of 10 shares of Common stock for one share of Series D Stock at any time.

Series E Stock

The Series E Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series E Stock are entitled to receive cumulative dividends before any dividends are declared and paid upon the Common Stock and any other Magnitude Preferred Stock, calculated against its stated value per share at the rate of 6% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price equal to their stated value for the Series E Stock, on an equal basis with the holders of any Series A Stock, Series B Stock, Series C Stock and Series D Stock. Each outstanding share of Series E Stock shall automatically convert into shares of Magnitude Common Stock on the basis of one hundred (100) shares of Common Stock for one share of Series E Senior Preferred six months after the date of their issuance.

Cumulative Preferred Stock

The Company has designated 2,500 shares as "Cumulative Preferred Stock", of which as of May 31, 2005, one share is issued and outstanding. The Cumulative Preferred Stock is non-voting. Each share shall be entitled to receive out of the surplus or net profits of the Company, cumulative dividends thereon at the rate of $9,000 per year, payable quarterly, semi-annually, or annually, as and when declared by the Board of Directors. The Cumulative Preferred Stock shall, with respect to dividend rights, rights on liquidation, winding up and dissolution and rights upon redemption, rank prior to all classes and series of Common stock.

                                    BUSINESS

                                   Background

On June 24, 1997, the Company entered into an acquisition agreement whereby it acquired substantially all of the outstanding stock of Proformix, Inc., a Delaware corporation and manufacturer of ergonomic keyboarding systems. Proformix, Inc. in November 1998 changed its name to Magnitude, Inc. and is hereafter referred to as Magnitude, Inc. The business combination took the form of a reverse acquisition. The Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of Magnitude Information Systems, Inc.. The operations of the newly combined entity are currently comprised solely of the operations of Magnitude, Inc.

On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software developing firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development during the year of the Company's proprietary ErgoManagerTM software product.

As of May 31, 2005, there were outstanding 139,937,612 Common Shares, 1 Cumulative Preferred Share, and 193,190 Convertible Preferred Shares.

Narrative Description of Business

Magnitude Information Systems, Inc. is a pioneer and leader in the ergonomic productivity software market. With its Anti-Injury(TM) software as represented by ErgoEnterprise(TM), an interactive suite of Windows(TM) software products, Magnitude has developed and delivered the first integrated systems approach to computer ergonomics. The Company's patented proprietary software products provide business and government employers with a complete system for the evaluation and management of ergonomic and productivity risk factors with respect to the use of computers in the office environment. ErgoEnterprise(TM) is designed to help employers minimize preventable Repetitive Stress Injuries ("RSI") and enhance productivity through:

      o Real-time monitoring of keyboarding activities to ensure proper posture and work pacing.

      o Pro-active dialogue with at-risk employees, including surveys and training in the best practices for wellness and productivity.

      o Strategic profiling and the management of computer use throughout an organization to employ best practices and to measure health, safety, and performance results.

      o     Computer workstation assessment tools.

..     We have  received  a patent  from the U.S.  Patent  and  Trademark  Office relative to certain core inventions within the ErgoEnterprise(TM) system and we have applied for several more patents for our products.

      As the utilization of computers in the office has increased significantly in the last decade, so has the rate of health problems believed to be related to the use of computers. Computer ergonomics focus on optimizing the design of technology involved in the utilization of computers in the office, and also attempts to affect the manner in which people interact with computers, so as to minimize the associated health risks. A successful technology delivery system positively impacts the cost of doing business by improving the comfort, productivity, job satisfaction and safety of the computer user, while reducing the costs of absenteeism and work related disability.

      Repetitive stress injury (RSI) is a classification of diseases caused by the excessive use of joints. It is a sub-classification of Cumulative Trauma Disorders (CTDs). RSI accounts for a large portion of work-related illnesses, and the incidence of RSI is expected to grow as the number of people operating keyboards increases. The impact of RSI is measured not only in the pain and suffering of its victims, but also in time lost from work, and medical costs. The Company's software products are designed to help businesses deal with potentially preventable repetitive stress injuries, by real-time monitoring of keyboarding activities, pro-active dialog with at-risk employees, and strategic profiling and management of computer use throughout an organization.

      A study released in January 2001 by the National Academy of Sciences, originally commissioned by Congress and produced by the National Research Council, finds that work-related back, hand and wrist injuries affect about 1 million U.S. workers every year. The total cost of the resultant disorders is between $45 billion and $54 billion in compensation, lost wages and lower productivity. Increased awareness of the health risks and associated costs led the State of California several years ago implement an ergonomic regulation which directs qualifying employers to establish and maintain a program designed to minimize RSI's. Such program shall include work-site evaluation, control of the exposures that have caused RSI's, and training of employees. State agencies and employers in California face fines of up to $25,000 per incident for violating these regulations. The State of Washington adopted similar regulations in 2000, and other states have indicated a willingness to follow suit. The Company believes that the growing recognition of these trends will give rise to a rapidly expanding market for the Company's products.

                                  The Industry

      The Company operates in only one business segment: the development, marketing, and licensing of risk aversion and productivity enhancement software products for the computerized workplace environment. More specifically, the Company licenses highly sophisticated and proprietary software that provides computer based training, work pacing and monitoring tools, as well as a computer workstation assessment tool.

      Potential customers for the Company's products are businesses of all sizes, as well as organizations and government departments and agencies that employ many staff in computer-related functions. The software industry in general is comprised of a remarkable variety of providers, ranging from small boutique-type designers to large international corporations. The industry is characterized by great dynamics, patterns of rapid growth and well-known success stories, but also by a high degree of volatility and risk.

      The Company operates primarily in the United States of America, however, has introduced French and Portuguese language versions of its software products for the European and Brazilian markets, and will shortly introduce other language versions. The Company has not yet derived any material revenues from the licensing or sale of its software products in foreign markets.

Products, Trademarks

      The Company's current primary product is a suite of nine proprietary software modules marketed under the name ErgoEnterprise(TM) which are designed to help individual computer users and businesses deal with potentially preventable repetitive stress injury (RSI). The nine software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the package enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

      The system is highly customizable for management, staff and employees. All components operate on any PC or workstation running the Microsoft Windows operating system. ErgoEnterprise(TM) is the first suite of software solutions that combines ergonomic remediation and productivity enhancement tools. Its nine component modules are described as follows:

ErgoTutor(TM) delivers a complete office ergonomics training course directly to employees at their desktop, and provides employees with clear initial awareness training as well as follow-up training for reinforcement of previously learned materials.

ErgoSURE(TM) is a postural assessment tool designed to allow the evaluation of employee posture while working at computers. It is an electronic version of the internationally accepted RULA (Rapid Upper Limb Assessment) system. This system, developed at the University of Nottingham's Institute for Occupational Ergonomics in the U.K., allows users to survey a broad range of computer-related work activities involving repetitive motions, allowing the user to detect - and remedy - hazardous situations and conditions.

ErgoSurveyor(TM) is used to gather usage information from employee populations. Customized, professional quality surveys are designed to corporate specifications and gather important information that may be used to plan ergonomic and corporate business strategies. Responses to risk assessment surveys are gathered and compiled into a database that may be used to create comprehensive, customized reports.

UserNotes(TM) is an early reporting and "Rapid Response" Intervention tool designed to give employees a way to communicate discomfort to designated staff, allowing issues to be addressed earlier - at a lower cost and a higher likelihood of success. UserNotes is consistently available to everyone in the organization at the workstation or notebook with or without Internet access.

ErgoSentry(R) measures rest against work in real time, tracking keyboard and mouse activity independently. ErgoSentry's patented algorithms, designed for prevention and control of RSI risk factors, monitor computer usage patterns over time and alert the user when to take micro-breaks, avoiding high-risk trends in keyboard or mouse usage through a unique and patented empowering feedback mechanism. Users are alerted to take these micro-breaks only when risk exposure exceeds configured limits.

EMSAnalyzer(TM) is designed to measure, analyze and manage all aspects of day-to-day computer use. Raw actual data of normal, everyday use are gathered through ErgoSentry(R) and accumulated for standard and customized reports that track, analyze and qualify how employees are using their computer stations.

Guardian(TM) captures metrics on the frequency of keystroking and mousing during each minute throughout the day, and optionally tracks which applications and files users access.

ErgoQuiz(TM) is an electronic testing system used to assess ergonomic awareness and educate employees.

ErgoMap(TM) offers employees state of the art ergonomic training at the desktop.

      In addition to the trademarks shown above which are owned by the Company, Magnitude has applied for other product designators to be afforded trademark protection, and has filed US Patent Application for certain design principles underlying several of its proprietary software products, including a patent application for its newest product, a new class of usage tracking and data collection software that is directed towards e-commerce and a wide range of other Internet related applications. There can be no assurance, however, that such patents will be granted or, if granted, that a third party will not design products which perform the same or similar functions as the Company's products, using technology other than that covered by the Company's patents.

                            Patents and New Products

ErgoSentry - Patent Granted:

      In May 2000 the U.S. Patent and Trademark Office awarded the Company a patent which covers various innovations including a proven approach that helps computer users manage their activity to improve productivity and reduce the risk of repetitive motion injuries.

ErgoPal Introduced, Patent Pending:

      New patent-pending ErgoPal software is a work pacing tool that helps users mitigate health risks and improve their productivity by gently alerting them to increases in stress and fatigue which are occurring before they realize it.

Studies Involving ErgoEnterprise(TM)

      Magnitude has conducted productivity studies using ErgoEnterprise(TM) at various client and prospect sites.

      In July 1999, Cornell University released a study entitled "Effects of Ergonomic Management Software on Employee Performance," a field experimental test of the effects of ErgoEnterprise on computer work activity.(1) Professor Alan Hedge tested the effects of using Magnitude's ergonomic work pacing software to monitor keyboard and mouse activity, and to provide computer users with information on appropriate, discretionary rest breaks. The software also provided information on stretching exercises, appropriate postures, and appropriate workstation adjustments. The Wall Street office of a nationwide insurance brokerage firm was chosen as the test site for this study.

         Data gathered in the study covered 6,195 hours of computer usage, equivalent to 800 person/days of computer use. Participants used computers an average of 5.9 hours per day, and typed over 3,949,000 keystrokes during the course of the study. Employees at the site used their computers for much of the workday. The study evaluated the performance of 21 individuals including executives, administrators, customer service specialists, underwriters, and accountants.

         Alerting users to take more short rest and break periods improved work accuracy, and did not impair overall keystroke and mouse usage. These study results agree with previous research. In addition, the study concluded that from an economic standpoint, the performance benefits that may accrue from using ErgoEnterprise indicate a return on investment of approximately 3 months.

         One client, the California State Compensation Insurance Fund, conducted a survey using ErgoEnterprise in a pilot program from January 2000 - June 2000. The significant results of the study included:

      o     A 50% reduction rate in the total number of Musculoskeletal Disorder
            (MSD) Claims.

      o     A reduction by between 20% and 80% of OSHA reported injuries.

      o The actual workers' compensation savings in the pilot program was $120,000.

      o State Fund's projected annual workers' compensation cost savings was approximately $780,000.

      o     There was a total participation of employees in Pilot Program

      o     Employees postponed micro-breaks a maximum of nine minutes.

      o     There was 100% employee satisfaction while using ErgoEnterprise.

      o Some employees used program to "warm up" prior to their beginning work

      In February 2001, a study by Cornell/Lockheed Martin titled Ergonomic Management Software and Work Performance presented an ROI analysis to quantify the potential economic impact of a 59% improvement in keystroke accuracy for the test group. Based on a combination of factors including estimated hourly employee costs which include some of the following: wages, benefits, occupied internal floor space, pre-study hourly error costs, hourly savings per person, and the annual "per seat" cost of ErgoEnterprise, the study indicated that the breakeven/payback period is achieved in 25.1 hours of usage. Several large industrial clients already have named ErgoEnterprise "Best Practice". The term "Best Practice" is an acknowledgement that a concept, process, or product is proven to produce the desired results and is applicable throughout the enterprise across organizational lines.

                            Ergonomic Advisory Board

      Magnitude has formed an Ergonomic Advisory Board (EAB) comprised of individuals with noted expertise in the field of ergonomics and productivity to ensure that Magnitude's ergonomic products remain at the forefront of these industries. These respected leaders advise Magnitude on product requirements and put their "stamp of approval" on the Company's EPS products, enhancing product value and standing in these industries relative to the competition.

The EAB focuses on strategic issues, such as:

>> What product functions, components, and interfaces should Magnitude's products possess?

>>    What markets should Magnitude target?

>> What kinds of ergonomics measures and methods should be provided or recommended?

>> What kinds of ergonomics analyses may companies do with their collected datasets?

>>    What kinds of research studies should Magnitude consider?

>> How will Magnitude's products fit with current and proposed ergonomics regulations?

>>    What other ergonomics issues should Magnitude consider?

EAB members serve two-year terms. Today, the EAB is comprised of:

      >>    Professor Alan Hedge, Ph.D. - EAB Chairman
            Expertise in office ergonomics and computer ergonomics issues.

---------- (1) Hedge, A. "Effects of Ergonomic Management Software on Employee Performance." Cornell Human Factors Laboratory Technical Report /SP7991, Cornell University, July 1999.

      >>    Professor Hal Hendrick, Ph.D., CPE, DABFE
            Past-president of the Human Factors and rgonomics Society, with expertise in macroergonomics focusing on ergonomics and organizational effectiveness.

      >>    Professor Rob Henning, Ph.D., CPE
            Expertise in rest-break and human performance issues.

      >>    Mark Carleson
            Consultant and Former Deputy Director and Chief of Enforcement of Cal/OSHA from 1990-1999.

      >>    Inger Williams, Ph.D.
            Consultant on school ergonomic issues.

      >>    Chris Grant, Ph.D., CPE
            Expertise in office ergonomics and Ergonet.

Members of the EAB do not endorse specific Magnitude products, but do agree to have their names and brief biographies on Magnitude's Website and included in press releases about the role and activities of the EAB.

Business Strategy

      The most important prospective customers for the Company's products are large and medium companies, organizations, and governmental departments and agencies that have a relatively large staff working in computer-related functions. These entities not only are more cognizant of the health risks and negative effect on productivity associated with many of the traditional tools of the computerized workplace and therefore tend to be more receptive to new remedial solutions and alternatives based on the science of Ergonomics, but also have a significant exposure in terms of legal liabilities if they fail to act by addressing these potential risks. On an on-going basis, the increasing cost of workers compensation insurance creates a growing incentive to deal with the underlying causes.

      With its new proprietary ergonomic software the Company offers a comprehensive and effective tool for corporate clients to address the three major issues involved: (a) employee wellness, (b) cost containment and productivity enhancement, and (c) potential legal liabilities. While certain portions of the ErgoEnterprise(TM) software suite have been previously marketed as individual modules, the release to the market, in November 1998, of an overall integrated solution in form of the ErgoEnterprise(TM) system constituted a novel approach.

      Since that time, the product has been installed by a growing number of corporate and institutional clients. Typically, in view of the new-ness of product and market, such client initially purchases a license for a "pilot version" of the software, functionally complete but limited to a smaller number of users. After undergoing a process of familiarization and evaluation the client is expected to upgrade to the intended ultimate number of users which, by definition, should encompass all personnel exposed to the above described risks. Many tests and evaluations by third parties have confirmed to the Company's satisfaction that its product is mature, stable, and effective. It is with a high degree of confidence, therefore, that the Company expects many of the ongoing trial installations to lead to larger enterprise orders and, thereby, to the targeted revenue stream. The key to economic success lies in a comprehensive marketing approach that carries the Company's message to the largest possible number of prospective clients.

      The Company intends to continue developing strategic marketing relationships with leading business consultants, to broaden its distribution channels to include tiered marketing arrangements, and to strengthen its direct sales force and support organization, thereby focusing on a marketing approach which emphasizes the advantages that accrue to a business from the unique combination of risk management and productivity enhancement tools provided by ErgoEnterprise(TM).

Research and Development

      The Company has invested considerable resources in the further development of the overall ErgoEnterprise(TM) system and related product documentation and marketing collateral materials. In late summer 1997, the first official version of ErgoEnterprise(TM), Version 1.78, was released, followed by yearly upgrades since then. The Company is currently shipping Version 5.5 which was released in February 2004.

      The Company has expensed all expenditures related to the above efforts. Such expenses totaled approximately $221,000 for the year ended December 31, 2004, and $228,000 for the year ended December 31, 2003.

Competition

      The market addressed by the Company's software products is presently served by a number of smaller software companies, none of which occupies a dominant position. For the most, these competitors market software products that address only one or a few of the task complexes covered by the Company's products, without thereby offering a comparable breadth of function and integration in such areas as work-site evaluation, employee training and work pacing.

      The Company is not aware of any products that compete - in terms of breadth of functionality - with the integrated software product suite that is marketed by the Company under the trade name ErgoEnterprise(TM). While the Company believes that it currently has a strategic competitive advantage in ergonomic software, especially with regard to its patented algorithms underlying the product, there can be no assurance that competitors will not attempt to copy the Company's products or develop and successfully license similar products, to the Company's detriment.

Seasonality and Dependency

      The industry segment in which the Company does business is not seasonal. The Company's past revenues come primarily from smaller orders for pilot projects and field tests, and a limited number of individual larger orders where successfully completed pilot projects led to departmental or enterprise-wide deployment. The nature of the business does not usually involve repeat orders and therefore does not create dependency on a specific customer or group of customers. The Company's future success is dependent upon its ability to increase the frequency where initial pilot installations result in larger contracts, as corporate clients introduce the Company's software products across the entire spectrum of computer workplaces throughout their company or specific divisions/departments. The relative major impact of individual larger orders, the receipt or timing of which cannot be predicted with any degree of accuracy, creates a significant measure of volatility that adds a degree of uncertainty to all current planning and forecasting. There can be no assurance that the Company will generate enough revenues during the coming periods, in a timely manner and sufficient in scope, to finance and support the Company's planned future growth as expected by management.

                                    EMPLOYEES

As of May 31, 2005, the Company employed 10 persons, of whom four were primarily engaged in research and development and software support activities, two were primarily engaged in sales and marketing, and four in general administrative and managerial functions. The Company has no collective bargaining agreements with its employees.

                                   PROPERTIES

On March 15, 2000, the Company entered a five year lease for approximately 6,000 square feet of office space at 401 Route 24, Chester, New Jersey. This lease agreement calls for monthly rental payments of $6,500 with nominal increases after years No. 2, 3, and 4. During February 2005, the term of the lease was extended to March 31, 2007, at a monthly rental fee of $10,000.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

CAUTIONARY STATEMENT PURSUANT TO "SAFE HARBOR" PROVISIONS OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934

      Except for historical information, the Company's reports to the Securities and Exchange Commission on Form 10-KSB and Form 10-QSB and periodic press releases, as well as other public documents and statements, contain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements. These risks and uncertainties include general economic and business conditions, development and market acceptance of the Company's products, and other risks and uncertainties identified in the Company's reports to the Securities and Exchange Commission, periodic press releases, or other public documents or statements.

      Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events.

Results of Operations for the Three Months Period Ended March 31, 2005 and 2004:

Our marketing efforts during the quarter were focused on broadening our cooperative programs with our strategic partners Aon Risk Services Division and U.S. HealthWorks whereby Magnitude will jointly market our ErgoEnterprise(TM) software solutions to clients of both firms. We expect these ventures to produce tangible results in terms of software licensing contracts during the upcoming quarters in 2005. No such sales were as yet recorded during the first quarter ended March 31, 2005 which yielded revenues of only $19,264, compared to the $44,580 achieved in the first quarter of 2004.

Gross profits for the quarter amounted to negative $17,103, as a result of a fixed charge for amortization of certain proprietary software assets. Such software assets underlie the Company's products and are being amortized on a straight line over 10 years, resulting in a level charge of approximately $12,000 per month to cost-of-goods-sold. Our expense and cost structure was essentially unchanged from prior periods, and, after deducting selling - and general and administrative expenses of $587,643 which significantly decreased from the $702,342 recorded in 2004, the Company realized an operating loss of $604,746, compared to an operating loss of $696,717 in 2004. The decrease in expenses was primarily attributable to lesser expenditures in non-cash transactions for compensation and services. Non-operating income and expenses consisted of $3,180 net interest expense and a credit of $17,537 for cancellation of accruals for prior year expenses. The period result was a net loss of $591,019, compared to a loss of $702,513 for the same periods in 2004.

After accounting for dividend accruals on outstanding preferred stock which totaled $28,379 the net loss for the quarter applicable to common shareholders was $619,398 or less than $0.01 per share, compared to a loss of $1,476,329 or $0.02 per share for the same quarter in the previous year.

Results of Operations for the Year Ended December 31, 2004

      The year 2004 was marked by continuing intensive efforts to gain full market acceptance for our software products. Our financial resources did not permit us to maintain a larger sales force and pursue a meaningful marketing campaign targeted directly at end-user clients. We therefore had modified our sales approach by concentrating almost entirely on developing indirect sales channels whereby we could leverage the greater marketing capabilities of distributors and other strategic partners to introduce and promote our products to a larger audience of potential corporate clients. To that extent we signed, in December 2004, a marketing agreement with Aon Corporation pursuant to which Aon's Risk Services division and Magnitude will jointly market our ErgoEnterprise software solution to clients of both firms. We expect this venture to produce tangible results in terms of software licensing contracts, during the first half of 2005.

      For the year ended December 31, 2004, the Company had revenues of $121,886 compared to $162,335 in 2003. Revenues consisted of $50,325 licensing fees for the Company's software products and $71,561 for maintenance and support services.

      Gross profits amounted to negative $34,089. Gross profits are burdened with a fixed charge for amortization of certain proprietary software assets. Such software assets underlie the Company's products and are being amortized on a straight line over 10 years, resulting in a level charge of approximately $13,000 per month to cost-of-goods-sold. Owing to the fact that variable cost-of-goods-sold expenses are less than 5%, the gross margins will increase with larger revenues, as the portion of fixed expenses decreases relatively. After deducting selling -, research -, and general and administrative expenses of $2,600,359 which increased marginally by 6% from the $2,455,809 recorded in 2003, the Company realized an operating loss of $2,634,448 compared to an operating loss of $2,449,421 in 2003. Non-operating income and expenses included $43,069 net interest expense and $20703 charges for losses on assets. The Company also realized a credit of $214,618 from the sale of net loss carry-forward tax credits pursuant to the New Jersey Emerging Technology and Biotechnology Financial Assistance Act. The year concluded with a net loss of $2,483,602. After accounting for dividends paid and accrued on outstanding preferred stock which totaled $174,024 and an accounting charge of $1,629,730 for discounts accrued on preferred stock, the net loss applicable to common shareholders was $4,287,356 or $0.04 per share, compared to a loss of $2,464,174 or $0.04 per share for the previous year.

Liquidity and Capital Resources

In the absence of cash flow from operations, required working capital to finance ongoing operations was supplied almost entirely from new equity capital. The Company attracted almost $670,000 in new equity funding in the form of cash.

At March 31, 2005, the deficit in working capital amounted to $707,462 as compared to $977,831 at December 31, 2004. Stockholders' equity showed an impairment of $246,825 at the end of the quarter, compared to an impairment of $480,228 at the beginning of the year. The negative cash flow from operations totaled approximately $469,000 and was substantially financed by new equity which was obtained through private placements. The new equity placements were consummated by issuance of common stock and convertible preferred stock to accredited private investors in the United States. Details of such transactions can be found in the "Changes and Issuance of Securities" section of this report. In April 2005 the Company had filed a new registration statement on Form SB-2 and amendments to three previously filed registration statements on Form SB-2, all of which covered common shares directly issued as well as common shares underlying the previously issued convertible preferred stock and warrants, in connection with these and prior financing transactions. These filings were made on behalf of certain investors in the Company's equities and proceeds of any sales of such registered securities will accrue entirely to such investors.

At the time of this submission, the Company had no bank debt. At March 31, 2005 its short-term liabilities, aside from trade payables and accruals, consisted of certain notes and loans aggregating approximately $233,000 of which approximately $100,000 was owed to the chairman and chief executive officer of the Company in form of a demand note (see "Related Party Transactions"). Current liabilities include $501,466 unpaid dividends on outstanding preferred stock. Such dividends will be paid only if and when capital surplus and cash-flow from operations are sufficient to cover the outstanding amounts without thereby unduly impacting the Company's ability to continue operating and growing its business.

Current cash reserves and net cash flow from operations expected during the near future are inadequate when measured against present and anticipated future needs. In order to remedy the resulting liquidity constraints and address any "going-concern" issues, management is currently negotiating with several financing sources with the goal of obtaining commitments for further investments in form of debt or equity capital, to be funded during the upcoming quarter. There can be no assurance, however, that these negotiations will lead to the desired outcome.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On March 31, 2000, the Company and its President and Chief Executive Officer agreed to convert a current liability payable to him in the amount of $374,890 into a Company obligation, of which $100,000 was subsequently classified as due on demand, which was repaid in April 2002, with the remaining balance of $274,890 maturing July 1, 2002. On February 19, 2002, the maturity of the term portion of $274,890 was extended to July 2003, and the board of directors of the Company approved a change in the conversion option towards a rate of $0.10 per share. In January 2004, $175,000 was repaid and the maturity of the remaining open balance of $99,890 was extended to January, 2005. This amount is currently open and unpaid and payable on demand.

      In January 2004, the Company and its President and Chief Executive Officer agreed to convert most of his base salary for the remainder of the year 2004 into 16,667 shares of convertible preferred stock, convertible into 1,666,667 restricted common shares, and 833,333 warrants, exercisable during three years at the price of $0.15 per share, in lieu of $100,000 cash. The Company also repaid $239,088 notes payable due to this officer.

      During the first quarter in 2004, an outside director of the Company was awarded a stock grant for 150,000 restricted common shares, for services rendered. The same director exercised an option for 250,000 restricted common shares at the price of $0.01 per share which option was acquired by him in a private transaction with an unrelated party.

      During the third quarter, five directors and officers of the Company received a total 1,500,000 restricted common shares as remuneration for services as members of the board of directors. One outside director who also serves as the legal and securities counsel of the Company received 500,000 restricted common shares as compensation for his commitment and agreement to continue to invoice the Company for legal services at a reduced rate, in connection with legal services rendered during fiscal year 2004.

      During the third quarter the Company's chief executive officer extended short term loans aggregating $100,000 to the Company. These loans carried interest at the rate of 10% per year and were subject to a loan origination fee of 4%. At December 31, 2004, all such loans had been repaid.

      During 2004, one outside director of the Company who also serves as the Company's general and securities counsel, was paid an aggregate $164,184, for legal services. One other outside director was paid $10,400 for services performed.

                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

AUDIT FEES

      Rosenberg Rich Baker Berman & Company ("Rosenberg") billed us in the aggregate amount of $40,307 and $39,947 for professional services rendered for their audit of our annual financial statements and their reviews of the financial statements included in our Forms 10-QSB for the year ended December 31, 2004 and December 31, 2003, respectively.

AUDIT-RELATED FEES

      Rosenberg did not bill us for, nor perform professional services rendered for assurance and related services that were reasonably related to the performance of audit or review of the Company's financial statements for the fiscal years ended December 31, 2004 and December 31, 2003.

TAX FEES

      Rosenberg billed us in the aggregate amount of 5,961 and $3,073 for professional services rendered for tax related services for the fiscal years ended December 31, 2004 and December 31, 2003, respectively.

ALL OTHER FEES

      The aggregate fees billed by Rosenberg for services rendered to the Company during the last two fiscal years, other than as reported above, were $0 and $4,775, respectively.

                                 TRANSFER AGENT

The transfer agent for the Company is Securities Transfer Corporation, located at 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.

                                  ANNUAL REPORT

The Company intends to continue its practice of furnishing annual reports to its shareholders containing financial statements audited by independent certified public accountants.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES


                                      INDEX

                                                                           Page
                                                                          Number
                                                                          ------

PART  1  -  FINANCIAL INFORMATION

Item 1   Financial Statements (unaudited)

         Consolidated Balance Sheet
          - March 31, 2005                                                  3

         Consolidated Statements of Operations
          - Three months ended March 31, 2005 and 2004                      4

         Consolidated Statements of Cash Flows
          - Three months ended March 31, 2005 and 2004                      5

         Notes to Consolidated Financial Statements                       6 - 11


Item 2   Management's Discussion and Analysis of Financial Condition
         and Results of Operations                                         12

Item 3   Controls and Procedures                                           13


PART II  -  OTHER INFORMATION                                           14 - 15


SIGNATURES                                                                 16

PART I - Item 1 Financial Statements

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                 March 31, 2005
                                   (Unaudited)

Assets
     Current Assets
       Cash ....................................................................       $    242,334
       Accounts receivable, net of allowance for
         doubtful accounts of $0 ...............................................              9,404
       Inventories .............................................................              6,214
       Prepaid expenses ........................................................            102,783
       Miscellaneous receivables ...............................................              5,052
                                                                                       ------------
           Total Current Assets ................................................            365,787
     Property and equipment, net of accumulated
     depreciation of $147,899 ..................................................              9,416
     Software, net of accumulated amortization of $1,077,642 ...................            429,648
     Deposits ..................................................................             21,829
                                                                                       ------------
         Total Assets ..........................................................            826,680
                                                                                       ============

Liabilities and Stockholders' Equity (Deficit)
     Current Liabilities
       Accounts payable and accrued expenses ...................................            295,397
       Deferred revenue ........................................................             38,944
       Deferred rental obligation ..............................................              1,045
       Dividends payable .......................................................            501,466
       Loans and notes payable .................................................            100,000
       Current maturities of long-term debt ....................................            133,419
       Current maturities of capitalized lease obligations .....................              2,978
                                                                                       ------------
           Total Current Liabilities ...........................................          1,073,249
     Capitalized lease obligations, less current portion .......................                256
                                                                                       ------------
         Total Liabilities .....................................................          1,073,505

Stockholders' Equity (Deficit)
     Preferred Stock, $0.001 par value, non-voting, 3,000,000 shares authorized:
     2,500 shares have been designated Cumulative Preferred Stock,
     of which 1 share is issued and outstanding ................................                  0
     300,000 shares have been designated Series A Convertible Preferred Stock,
     350,000 shares have been designated Series B Convertible Preferred Stock,
     120,000 shares have been designated Series C Convertible Preferred Stock,
     500,000 shares have been designated Series D Convertible Preferred Stock,
     500,000 shares have been designated Series E Convertible Preferred Stock,
     of which a combined total 193,190 shares are issued and outstanding .......                193
     Common Stock, $0.0001 par value, 200,000,000 shares authorized,
     issued and outstanding 136,687,612 shares .................................             13,669
     Additional paid-in capital ................................................         28,351,708
     Accumulated deficit .......................................................        (28,612,395)
                                                                                       ------------
         Total Stockholders' Equity (Deficit) ..................................           (246,825)

         Total Liabilities and Equity (Deficit) ................................       $    826,680
                                                                                       ============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                          Three Months Ended
                                                              March 31,
                                                     2005                 2004
                                                 -------------        -------------
Total Revenues ...........................       $      19,264        $      44,580

     Cost of Goods Sold ..................              36,367               38,955
                                                 -------------        -------------

Gross Profit (Loss) ......................             (17,103)               5,625
     Selling expenses ....................              96,219              118,237
     Stock-based compensation ............              66,123              150,055
     General and administrative expenses .             425,301              434,050
                                                 -------------        -------------

Loss From Operations .....................            (604,746)            (696,717)

Other Income (Exopense)
     Miscellaneous income ................              17,537                   --
     Interest income .....................                   2                  160
     Interest expense, net ...............              (3,182)              (5,956)
                                                 -------------        -------------
            Total Other Income (Expense) .              14,357               (5,796)
                                                 -------------        -------------

Loss Before Provision for Income Taxes ...            (590,389)            (702,513)
     Provision for Income Taxes ..........                (630)                  --
Net Loss .................................       $    (591,019)       $    (702,513)
                                                 =============        =============

Dividends on Preferred Stock .............             (28,379)             (57,380)
Discount on Convertible Preferred Stock ..                  --             (716,436)

Net Loss Applicable to Common Shareholders       $    (619,398)       $  (1,476,329)
                                                 =============        =============
Net Loss per Common Share ................       $       (0.00)       $       (0.02)
                                                 =============        =============
Weighted Average Number of
     Common Shares Outstanding ...........         132,657,612           78,136,586
                                                 =============        =============


               The accompanying notes are an integral part of the
                       consolidated financial statements.

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                         Three Months Ended
                                                              March 31,
                                                        2005             2004
                                                     ---------        ---------
Cash Flows from Operating Activities
     Net Loss ................................       $(591,019)       $(702,513)
     Adjustments to Net Loss
        Depreciation and amortization ........          39,126           41,453
        Securities issued for various expenses         182,800          276,350
     Decreases (Increases) in Assets
        Accounts receivable ..................          21,227           14,827
        Miscellaneous receivables ............           6,270               --
        Prepaid expenses .....................         (13,973)        (166,180)
        Other assets .........................              --            5,693
     Increases (decreases) in Liabilities
        Deferred revenues ....................         (10,429)          50,041
        Accounts payable and accrued expenses         (102,632)        (111,894)
                                                     ---------        ---------
Net Cash Used by Operating Activities ........        (468,630)        (592,223)

Cash Flows from Investing Activities
     Purchases of equipment and fixtures .....          (2,160)          (3,443)
                                                     ---------        ---------
Net Cash Used by Investing Activities ........          (2,160)          (3,443)

Cash Flows from Financing Activities
     Dividends paid ..........................          (1,020)              --
     Repayment of loans and notes ............              --         (282,851)
     Issuance of common and preferred stock ..         670,000          881,364
                                                     ---------        ---------
Net Cash Provided by Financing Activities ....         668,980          598,513

Net Increase (Decrease) in Cash ..............         198,190            2,847
Cash at Beginning of Period ..................          44,144           97,978
                                                     ---------        ---------
Cash at End of Period ........................       $ 242,334        $ 100,825
                                                     =========        =========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization

      Magnitude Information Systems, Inc. (the "Company") was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics, Inc. On November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc.

      The Company and Magnitude, Inc. are two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of the Company. However, the operations of the combined entity are currently comprised solely of the operations of Magnitude, Inc. The 1% of Magnitude, Inc. not owned by the Company constitutes a minority interest which is valued at $0.

      The Company's primary product is an integrated suite of proprietary software modules marketed under the name ErgoEnterpriseTM which are designed to help individual computer users and businesses increase productivity and reduce the risk of potentially preventable repetitive stress injury (RSI). These software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the software enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

Principles of Consolidation

      The consolidated  financial  statements  include the accounts of Magnitude
      Information  Systems,  Inc.  and  its  subsidiary   Magnitude,   Inc.  All
      significant inter-company balances and transactions have been eliminated.

Depreciation and Amortization

      Property and equipment are recorded at cost. Depreciation on equipment, furniture and fixtures and leasehold improvements is computed on the straight-line method over the estimated useful lives of such assets between 3-10 years. Maintenance and repairs are charged to operations as incurred. Software assets are capitalized at the fair value of stock exchanged/granted upon acquisition and are amortized on the straight-line method on a product-by-product basis over the estimated economic life of the products which has been determined to be 10 years.

Securities Issued for Services

      The Company accounts for stock, stock options and stock warrants issued for services and compensation by employees under the intrinsic value method. For non-employees, the fair market value of the Company's stock on the date of stock issuance or option/grant is used. The Company determined the fair market value of the warrants/options issued under the Black-Scholes Pricing Model. Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock-based Compensation". The statement generally suggests, but does not require, employee stock-

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

      based compensation transactions to be accounted for based on the fair value of the services rendered or the fair value of the equity instruments issued, whichever is more reliably measurable. As permitted by the statement, the Company has elected to continue to follow the requirements of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees' for employees under the intrinsic value method. The adoption of SFAS No. 123 does not have a material impact on the financial statements.

Income Taxes

      The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating losses for financial-reporting and tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the year ended December 31, 2004.

Net Loss Per Share

      Net  loss per  share,  in  accordance  with the  provisions  of  Financial
      Accounting Standards Board No. 128, "Earnings Per Share" is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period. Common Stock equivalents have not been included in this computation since the effect would be anti-dilutive.

Revenue Recognition

      The Company's revenue recognition policy for software sales is in accordance with Accounting Statement of Position (SOP) 97-2 "Software Revenue Recognition" and SOP 98-9 "Software Revenue recognition" which modifies SOP 97-2. Revenue is recognized at the time of licensing provided that the resulting receivable is deemed probable of collection and is fixed or determinable. Revenue from software maintenance contracts is recognized ratably as earned. When a sales contract includes multiple elements, revenues are allocated to the various elements based on Company-specific objective evidence of fair value, regardless of any separate prices for each element that may be stated within the contract.

Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005

GOING CONCERN

      The ability of the Company to continue its operations is dependent on increasing sales and obtaining additional capital and financing. In their report for the fiscal year ended December 31, 2004, our auditors had expressed an opinion that, as a result of the losses incurred, there was substantial doubt regarding our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company were unable to continue as a going concern. Management's plans are to continue seeking additional working capital through equity and debt placements with private and institutional investors.

CONCENTRATIONS OF BUSINESS AND CREDIT RISK

      The Company maintains cash balances in a financial institution which is insured by the Federal Deposit Insurance Corporation up to $100,000. Balances in these accounts may, at times, exceed the federally insured limits.

      The Company provides credit in the normal course of business to customers located throughout the U.S. and overseas. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

PREPAID EXPENSES

      Prepaid Expenses at the end of the quarter included $60,602 representing the unamortized portions of the value of restricted stock and options issued to certain consultants for services rendered, and approximately $41,000 prepaid rent and insurance costs.

PROPERTY AND EQUIPMENT

      Property and equipment consist of the following at March 31, 2005:

               Equipment                             $ 85,084
               Furniture and fixtures                  72,231
                                                     --------
                                                      157,315
               Less accumulated depreciation          147,899
                                                     --------
                                         Total       $  9,416
                                                     ========

Depreciation expense charged to operations was $2,742 in the first three months of 2005 and $2,472 in the first three months of 2004.

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005

ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following at March 31, 2005:

               Accounts payable                  $ 98,283

               Accrued interest                    56,751

               Accrued salaries                    14,647

               Accrued professional fees          120,716

               Miscellaneous accruals               5,000
                                                 --------

                                     Total       $295,397
                                                 ========


DEFERRED REVENUES

      Deferred   revenues  at  March  31,  2005  consist  of  prepaid   software
      maintenance and support charges which are amortized ratably over the remaining duration of the underlying maintenance agreements.

LOANS PAYABLE

      The Company and Magnitude, Inc. had borrowings under short term loan agreements with the following terms and conditions at March 31, 2005:


     On December 4, 1996,  Magnitude,  Inc.  repurchased  500,000  shares of its common  stock and retired  same  against  issuance of a  promissory  note  maturing  twelve  months  thereafter accruing  interest at 5% per annum and due  December  4, 1998.  This note is overdue at March
     31, 2005 and no demand for payment has been made.                                                   $       75,000
                                                                                                         --------------

             Total                                                                                       $       75,000
                                                                                                         ==============

NOTES PAYABLE

    At December 31, 1999 the Company had  $1,475,000 of notes  outstanding  related to a June 1995 private  placement  offering.  During 2000 the holders of $1,450,000  worth of notes agreed to accept  partial  repayment  of  approximately  30% of the  note  balances  and  converted  the remaining balances into common shares orconvertible  preferred  shares.  The  total  amount of non-converted  notes  outstanding at March 31, 2005 is $25,000.  Attempts to locate the holder
    of this note, to settle this liability, have been unsuccessful.                                      $       25,000
                                                                                                         --------------

             Total                                                                                       $       25,000
                                                                                                         ==============

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005

LONG-TERM DEBT

       Long-term debt as of March 31, 2005 is comprised of the following:

       Pursuant to the  February 2, 1998,  Agreement  and Plan of Merger with Rolina  Corporation, the Company had issued  155,556  shares (the "Shares") of its common stock to the principal of Rolina  Corporation who currently  serves as the Company's  Chief Executive  Officer and
       Board  Chairman,  and had issued a Put Option for such Shares at a price of $2.41 per share in accordance with the provisions  contained therein,  with notice for exercise eligible to be  given at any time  after  February  1,  2000,  and  before  5:00  p.m.  on the 90th day thereafter.  This liability was converted into a Company  obligation for $274,890  maturing
       March 31, 2002 and a demand loan for $100,000 both carrying  interest at the rate of 7% per year,  subsequently  increased to 10%, payable monthly. The demand portion of this note was repaid in April 2002 and the due date for  $274,890 of the  remaining  balance was extended to July 1,  2003.  Subsequently,  the  maturity  of the  unpaid  balance  was  changed to a portion of  $174,890  payable  on demand,  and a portion  of  $100,000  due and  payable on
       January 2, 2005. During the first quarter of 2004,  $175,000 was repaid and the maturity of the unpaid  balance was changed to January 1, 2005,  and is currently due upon demand.  The obligation  includes an option to the holder for  conversion of the  outstanding  principal into  shares  of the  Company's  common  stock  at the  rate  of  $0.06  per  common  share
       equivalent.                                                                                       $       99,890

       Discounted  present  value  of a  non-interest  bearing  $70,000  settlement  with a former investor of Magnitude,  Inc. to be paid in 24 equal  monthly  payments  commencing  July 1,
       1997.  The  imputed  interest  rate  used  to  discount  the  note  is 8% per  annum.  This
       obligation is in default.                                                                                 33,529
                                                                                                         --------------
             Total                                                                                              133,419

                  Less current maturities                                                                       133,419
                                                                                                         --------------
                  Long-term debt, net of current maturities                                              $           --
                                                                                                         ==============

INCOME TAXES

      The Company's total deferred tax asset and valuation allowance are as follows:

                                                       December 31, 2004
                                                       -----------------
               Total deferred tax asset, non-current       $ 7,882,000
               Less valuation allowance                     (7,882,000)
                                                           -----------
               Net deferred tax asset, non-current         $        --
                                                           ===========

      At December 31, 2004, the Company had available approximately $24,377,000 of net operating losses to carry-forward and which may be used to reduce future federal taxable income and expire between December 31, 2007 and 2024.

      At December 31, 2004, the Company had available approximately $3,616,000 of net operating losses to carry-forward and which may be used to reduce future state taxable income which expire December 31, 2011.

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005

CAPITALIZED LEASE OBLIGATIONS

      The Company leases office equipment under a non-cancelable capital lease agreement expiring in January 2006. The capital lease obligation has been recorded at the present value of future minimum lease payments, discounted at an interest rate of 6.00%. The capitalized cost of equipment at December 31, 2004 amounted to $2,442 net of accumulated depreciation of $6,067.

      The following is a schedule of minimum lease payments due under capital leases at December 31, 2004:

               Total minimum capital lease payments                                 $3,349
               Less amounts representing interest                                      115
                                                                                    ------
               Present value of net minimum capital lease payments                   3,234
               Less current maturities of capital lease obligations                  2,978
                                                                                    ------
               Obligations under capital leases, excluding current maturities       $  256
                                                                                    ======

COMMITMENTS AND CONTINGENCIES

Lease Agreement

      On March 15, 2000, the Company entered into a lease agreement for office space which is utilized for the Company's principal offices. Such lease commenced April 15, 2000 and expired on March 31, 2005. The Company has recently negotiated a lease renewal which extended the term of the lease to March 31, 2007 at a monthly rental of $10,000.

      Under the lease agreement, the Company is required to make future minimum lease payments as follows in addition to a pro-rata share of certain operating expenses:

               Year Ending December 31,
               ------------------------
                        2005                                       $ 101,309
                        2006                                         120,000
                        2007                                          30,000
                                                                   ---------

                                      Total minimum payments       $ 251,309
                                                                   =========

Employment Agreements

      The Company has entered into employment agreements with certain key personnel which provide for a base salary, yearly bonuses in common stock and/or options of the Company and other benefits. Termination of the agreements may be made by either party with advance notice.

RELATED PARTY TRANSACTIONS

      The Company did not record any Related Party transactions during the first quarter in 2005.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Index to the Consolidated Financial Statements
                                December 31, 2004


                                                                           Page
                                                                           ----

Independent Auditors' Report ........................................        1

Financial Statements

     Consolidated Balance Sheet .....................................        2

     Consolidated Statements of Operations ..........................        3

     Consolidated Statement of Stockholders Equity (Deficit) ........       4-5

     Consolidated Statements of Cash Flows ..........................       6-8

     Notes to the Consolidated Financial Statements .................       9-27

              [letterhead of Rosenberg Rich Baker Berman & Company
                   380 Foothill Road, Bridgewater, New Jersey]

                          Independent Auditors' Report

To the Board of Directors and Stockholders of Magnitude Information Systems, Inc. and Subsidiaries


We have audited the accompanying consolidated balance sheet of Magnitude Information Systems, Inc. and Subsidiaries as of December 31, 2004 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Magnitude Information Systems, Inc. and Subsidiaries as of December 31, 2004 and the consolidated results of their operations and their cash flows for the years ended December 31, 2004 and 2003, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
March 2, 2005

              Magnitude Information Systems, Inc. and Subsidiaries
                           Consolidated Balance Sheet
                                December 31, 2004

                                     Assets
Current Assets
        Cash                                                                    $     44,144
        Accounts receivable, net of allowance for doubtful accounts of $0             30,630
        Inventory                                                                      6,214
        Miscellaneous receivables                                                     11,322
        Prepaid expenses                                                              88,811
                                                                                ------------
              Total Current Assets                                                   181,121
Property and equipment, net of accumulated depreciation of $145,157                    9,997
Software, net of accumulated amortization of $1,041,257                              466,033
Deposits                                                                              21,829
                                                                                ------------
              Total Assets                                                           678,890
                                                                                ============
                Liabilities and Stockholders' Equity (Impairment)

Current Liabilities
        Accounts payable and accrued expenses                                        398,031
        Deferred revenues                                                             49,373
        Deferred rental obligation                                                     1,045
        Dividends payable                                                            474,106
        Loans payable                                                                 75,000
        Notes payable                                                                 25,000
        Current maturities of long-term debt                                         133,419
        Current maturities of capitalized lease obligations                            2,978
                                                                                ------------
              Total Current Liabilities                                            1,158,952
Capitalized lease obligations, less current portion                                      256
                                                                                ------------
              Total Liabilities                                                    1,159,208
                                                                                ------------

Commitments and Contingencies                                                             --

Stockholders' Equity (Impairment)
        Preferred Stock, $.001 par value, non-voting, 3,000,000 shares
          authorized; 193,191 shares issued and outstanding                              193
        Common stock, $.0001 par value, 200,000,000 shares
          authorized; 127,837,612 shares issued and outstanding                       12,784
        Additional paid in capital                                                27,499,793
        Accumulated (deficit)                                                    (27,992,998)
                                                                                ------------
              Total Stockholders' Equity (Impairment)                               (480,228)
                                                                                ------------
              Total Liabilities and Stockholders' Equity (Impairment)           $    678,980
                                                                                ============

See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
                      Consolidated Statements of Operations

                                                        Year Ended December 31,
                                                    --------------------------------
                                                        2004                2003
                                                    ------------        ------------
Net Sales
     Software                                       $    121,886        $    162,335
                                                    ------------        ------------
         Total Net Sales                                 121,886             162,335
                                                    ------------        ------------

Cost of Goods Sold
     Software                                            155,975             155,947
                                                    ------------        ------------
         Total Cost of Goods Sold                        155,975             155,947

Gross Profit (Loss)                                      (34,089)              6,388

Research and development costs                             5,548              12,892
Stock-based compensation                                 695,692             466,399
Selling, general and administrative expenses           1,899,119           1,976,518
                                                    ------------        ------------

Loss From Operations                                  (2,634,448)         (2,449,421)
                                                    ------------        ------------

Other Income (Expense)
     Miscellaneous income                                     --               3,745
     Interest income                                         189                  --
     Interest expense                                    (43,258)            (94,823)
     Loss on disposition of assets                       (20,703)               (779)
                                                    ------------        ------------

         Total Other Expense                             (63,772)            (91,857)
                                                    ------------        ------------
                                                      (2,698,220)         (2,541,278)

Loss Before Provision for Income Taxes

Benefit from Income Taxes                                214,618             203,397
                                                    ------------        ------------

Net Loss                                            $ (2,483,602)       $ (2,337,881)
                                                    ------------        ------------

Dividends on Preferred Shares                       $ (1,803,754)       $   (126,293)
                                                    ------------        ------------

Net Loss Applicable to Common Shareholders          $ (4,287,356)       $ (2,464,174)
                                                    ============        ============

Net Loss Per Common Share                                  (0.04)              (0.04)
                                                    ============        ============

Weighted Average of Common Shares Outstanding         96,968,697          66,962,744
                                                    ============        ============

See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
            Consolidated Statement of Stockholders' Equity (Deficit)
                          Year Ended December 31, 2003

                                                                                 Discount on                             Stock
                                              Convertible          Cumulative     Preferred                           Subscriptions
                                           Preferred Shares     Preferred Shares     Stock         Common Stock        Receivable
                                          --------------------  ---------------- -----------  ----------------------- -------------
                                           Shares     Amount    Shares   Amount     Amount      Shares      Amount
                                          ---------  ---------  -------  ------  -----------  ----------  -----------  ------------
      Balances, January 1, 2003            195,968      $ 196        1     $ --    $      --   56,395,817  $  5,640     $ (3,297
Issuance of convertible
preferred stock pursuant to
private equity placements                  130,834        131       --       --     (598,289)          --        --           --
Issuance of convertible
preferred stock for services
performed and accr. Interest                 7,405          7       --       --           --           --        --           --
Issuance of preferred stock
pursuant to conversion of debt              19,593         20       --       --      (48,663)          --        --           --
Repurchase of preferred stock               (2,778)        (3)      --       --           --           --        --           --
Receipt of stock subscription
receivable                                      --         --       --                    --           --        --        3,297
Issuance of common stock
pursuant to conversion of debt                  --         --       --       --           --      220,000        22           --
Issuance of common stock
pursuant to exercise of options                 --         --       --                    --       81,000         8           --
Issuance of common stock
pursuant to exercise of warrants                --         --       --       --           --    3,552,752       355           --
Issuance of common stock
pursuant to private equity
placements                                      --         --       --       --           --    9,122,171       912           --
Issuance of common stock
granted for private placement
finders' fees                                   --         --       --       --           --       30,000         3           --
Issuance of common stock
pursuant to conversion of
accounts payable                                --         --       --       --           --     5620,533        62           --
Issuance of common stock for
services performed                              --         --       --       --           --    3,828,035       383           --
Issuance of common stock for
compensation                                    --         --       --       --           --    1,000,000       100           --
Issuance of common stock for
stock awards                                    --         --       --       --           --    2,363,500       236           --
Issuance of common stock for
services performed                              --         --       --       --           --           --        --           --
Issuance of warrants for
services performed                              --         --       --       --           --           --        --           --
Net loss, year ended December
  31, 2003                                      --         --       --       --           --           --        --           --
Dividends on convertible
preferred stock                                 --         --       --       --           --           --        --           --
                                           -------      -----      ---     ----    ---------   ----------  --------     --------
Amortization of discount on
preferred stock                                 --         --       --       --       16,056           --        --           --
                                           -------      -----      ---     ----    ---------   ----------  --------     --------

      Balances, December 31, 2003          351,022      $ 351        1     $ --    $(630,896)  77,213,808  $  7,721     $     --
                                           =======      =====      ===     ====    =========   ==========  ========     ========

                                                                           Total
                                            Adtional                    Stockholders'
                                            Paid in      Accumulated       Equity
                                            Capital        Deficit       (Deficit)
                                           -----------   -------------  -------------

                                           -----------   -------------  -------------
      Balances, January 1, 2003           $ 20,902,010   $(21,241,467)  $   (336,918)
Issuance of convertible
preferred stock pursuant to
private equity placements                    1,357,560             --        759,402
Issuance of convertible
preferred stock for services
performed and accr. Interest                    44,225             --         44,232
Issuance of preferred stock
pursuant to conversion of debt                 166,203             --        117,560
Repurchase of preferred stock                  (24,997)            --        (25,000)
Receipt of stock subscription
receivable                                          --             --          3,297
Issuance of common stock
pursuant to conversion of debt                  21,978             --         22,000
Issuance of common stock
pursuant to exercise of options                  8,092             --          8,100
Issuance of common stock
pursuant to exercise of warrants               319,792             --        320,147
Issuance of common stock
pursuant to private equity
placements                                     646,480             --        647,392
Issuance of common stock
granted for private placement
finders' fees                                       (3)            --             --
Issuance of common stock
pursuant to conversion of
accounts payable                                41,055             --         41,117
Issuance of common stock for
services performed                             158,873             --        159,256
Issuance of common stock for
compensation                                    99,900             --        100,000
Issuance of common stock for
stock awards                                   105,554             --        105,790
Issuance of common stock for
services performed                              48,543             --         48,543
Issuance of warrants for
services performed                              55,349             --         55,349
Net loss, year ended December
  31, 2003                                          --     (2,337,881)    (2,337,881)
Dividends on convertible
preferred stock                                     --       (110,237)      (110,237)
                                          ------------   ------------   ------------
Amortization of discount on
preferred stock                                     --        (16,056)            --
                                          ------------   ------------   ------------

      Balances, December 31, 2003         $ 23,950,614   $(23,705,641)  $   (377,851)
                                          ============   ============   ============


See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
            Consolidated Statement of Stockholders' Equity (Deficit)
                          Year Ended December 31, 2004


                                                                                 Discount on                            Additional
                                             Convertible          Cumulative      Preferred                              Paid in
                                          Preferred Shares     Preferred Shares      Stock          Common Stock         Capital
                                         --------------------  ----------------  -----------   -----------------------  -----------
                                          Shares     Amount    Shares   Amount      Amount      Shares       Amount
                                         ---------  ---------  -------  ------   -----------   ----------  -----------  -----------
      Balances, January 1, 2004           351,022     $  351        1        --     (630,896)  $ 77,213,808  $ 7,721    $23,950,614
Issuance of convertible
preferred stock pursuant to
private equity placements                 156,993        157       --        --     (999,330)            --       --      1,935,133
Issuance of convertible
preferred stock for services
performed                                   1,900          2       --        --           --             --       --         28,098
Issuance of convertible
preferred stock  for
compensation                               16,667         17       --        --           --             --       --         99,983
Conversion of convertible
preferred stock into common
stock                                    (333,392)      (334)      --        --           --     33,349,202    3,334         (3,000)
Issuance of common stock for
accrued bonus                                  --         --       --        --           --        196,680       20         19,648
Issuance of common stock for
stock awards                                   --         --       --        --           --      2,000,000      200        224,800
Issuance of common stock
pursuant to exercise of options                --         --       --                     --        250,000       25          2,475
Issuance of common stock for
rent                                           --         --       --        --           --        200,000       20         23,980
Issuance of common stock
pursuant to private equity
placements                                     --         --       --        --           --     12,215,000    1,222      1,176,828
Issuance of common stock
granted for private placement
finders' fees                                  --         --       --        --           --        673,333       67            (67)
Issuance of common stock for
services performed                             --         --       --        --           --      1,680,000      169        139,281
Issuance of common stock for
accrued interest                               --         --       --        --           --         59,589        6          3,966
Issuance of options for
services performed                             --         --       --        --           --             --       --         30,150
Private placement finders fees                 --         --       --        --           --             --       --       (132,096)
Net loss, year ended
December 31, 2004                              --         --       --        --           --             --       --             --
Dividends on convertible
preferred stock                                --         --       --        --           --             --       --             --
Amortization of discount on
preferred stock                                --         --       --        --    1,630,226             --       --             --
                                         --------     ------      ---      ----   ----------   ------------  -------    -----------

      Balances, December 31, 2004         193,190     $  193        1      $ --   $       --    127,837,612  $12,784    $27,499,793
                                         ========     ======      ===      ====   ==========   ============  =======    ===========

                                                              Total
                                                            Stockholders'
                                          Accumulated         Equity
                                            Deficit         (Deficit)
                                          -------------    -------------

                                          -------------    -------------
      Balances, January 1, 2004           $ (23,705,641)  $    (377,851)
Issuance of convertible
preferred stock pursuant to
private equity placements                            --         935,960
Issuance of convertible
preferred stock for services
performed                                            --          28,100
Issuance of convertible
preferred stock  for
compensation                                         --         100,000
Conversion of convertible
preferred stock into common
stock                                                --              --
Issuance of common stock for
accrued bonus                                        --          19,668
Issuance of common stock for
stock awards                                         --         225,000
Issuance of common stock
pursuant to exercise of options                      --           2,500
Issuance of common stock for
rent                                                 --          24,000
Issuance of common stock
pursuant to private equity
placements                                           --       1,178,050
Issuance of common stock
granted for private placement
finders' fees                                        --              --
Issuance of common stock for
services performed                                   --         139,450
Issuance of common stock for
accrued interest                                     --           3,972
Issuance of options for
services performed                                   --          30,150
Private placement finders fees                       --        (132,096)
Net loss, year ended
December 31, 2004                            (2,483,602)     (2,483,602)
Dividends on convertible
preferred stock                                (173,529)       (173,529)
Amortization of discount on
preferred stock                              (1,630,226)             --
                                          -------------   -------------

      Balances, December 31, 2004         $ (27,992,998)  $    (480,228)
                                          =============   =============


See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows

                                                                            Year Ended December 31,
                                                                         ----------------------------
                                                                             2004             2003
                                                                         -----------      -----------
Cash Flows From Operating Activities
    Net Loss                                                             $(2,483,602)     $(2,337,881)
    Adjustments to Reconcile Net Loss to Net Cash Used by Operations
      Depreciation and amortization                                          166,144          178,447
      Stock/options issued for various expenses                              541,172          466,399
      Loss on disposition of assets                                           20,703              779
      Bad debt provision                                                        (212)          30,905
      Forgiveness of debt                                                         --            3,745
    Decreases (Increases) in Assets
        Accounts receivable                                                    5,422          (20,952)
           Miscellaneous receivables                                          (9,522)           1,929
        Inventories                                                               --               30
        Prepaid expenses                                                      25,629           (3,052)
        Other assets                                                           1,954               --
    Increases (Decreases) in Liabilities
      Accounts payable and accrued expenses                                   17,499         (147,402)
      Deferred revenue                                                        32,732            1,396
      Deferred rental obligation                                              (3,811)          (1,339)
      Deposits payable                                                            --          (14,075)
                                                                         -----------      -----------

        Net Cash Used by Operating Activities                             (1,685,892)      (1,841,071)
                                                                         -----------      -----------

Cash Flows From Investing Activities
    Purchases of equipment, fixtures, and software                            (5,209)          (3,695)
                                                                         -----------      -----------

        Net Cash Used by Investing Activities                                 (5,209)          (3,695)
                                                                                          -----------

Cash Flows From Financing Activities
    Dividends paid                                                           (58,991)              --
    Repayment of capital lease obligations                                    (2,805)          (2,981)
    Proceeds from loans payable                                                   --          183,323
    Repayment of loans payable                                              (282,851)         (44,793)
    Proceeds from officer loans                                                   --           83,881
    Proceeds from issuance of common and preferred stock                   1,981,914        1,713,338
                                                                         -----------      -----------

        Net Cash Provided by Financing Activities                          1,637,267        1,932,768
                                                                         -----------      -----------


Net Increase (Decrease) in Cash                                              (53,834)          88,002

Cash at beginning of period                                                   97,978            9,976
                                                                         -----------      -----------
Cash at end of period                                                    $    44,144      $    97,978
                                                                         ===========      ===========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Interest Paid                                                        $    36,604      $    36,564
                                                                         ===========      ===========

    Taxes Paid                                                           $     1,800      $     2,800
                                                                         ===========      ===========

See notes to consolidated financial statements

              Magnitude Information Systems, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows
                          Year Ended December 31, 2004

Schedule of non-cash investing and financing activities

     In connection with consideration for current consulting services, stock options for
     250,000 common shares were issued                                                             $ 30,150
                                                                                                   ========
     In exchange for accrued interest, 59,589 common shares were issued                            $  3,972
                                                                                                   ========
     In connection with the retirement of accrued bonuses, 196,680 common shares were issued       $ 19,668
                                                                                                   ========
     In connection with consideration for current services, 4,363,333 common shares were
     issued                                                                                        $364,450
                                                                                                   ========
     In exchange for rent, 200,000 common shares were issued                                       $ 24,000
                                                                                                   ========
     In connection with consideration of current year expenses, 250,000 common shares were
     issued in conjunction with an option exercise                                                 $  2,500
                                                                                                   ========
     In connection with consideration for current compensation, 16,667 convertible
     preferred shares with attached warrants were issued                                           $100,000
                                                                                                   ========
     In connection with consideration for current consulting services, 1,900 convertible
     preferred shares with attached warrants were issued                                           $ 28,100
                                                                                                   ========


See notes to the consolidated financial statements

              Magnitude Information Systems, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows
                          Year Ended December 31, 2003

Schedule of non-cash investing and financing activities

     In connection with consideration for consulting services, stock options for 1,935,000
     common shares were issued                                                                     $ 48,543
                                                                                                   ========
     In connection with consideration for consulting and professional services, stock
     warrants for 1,570,250 common shares were issued                                              $ 55,349
                                                                                                   ========
     In connection with the retirement of a short-term loan, 220,000 common shares were
     issued                                                                                        $ 22,000
                                                                                                   ========
     In connection with the retirement of accounts payable 30,235 common shares were issued        $  2,116
                                                                                                   ========
     In connection with consideration for current services, 7,781,833 common shares were
     issued                                                                                        $404,047
                                                                                                   ========
     In connection with consideration for current services and accrued interest, 7,405
     preferred shares were issued                                                                  $ 44,232
                                                                                                   ========
     In connection with the retirement of short-term loans, 19,593 preferred shares were
     issued                                                                                        $117,560
                                                                                                   ========
     In connection with the purchase of equipment, a capitalized lease obligation resulted         $  8,509
                                                                                                   ========


See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries

                 Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization

      Magnitude Information Systems, Inc. (the "Company") was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics, Inc. On November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc.

      The Company and Magnitude, Inc. are two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of the Company. However, the operations of the combined entity are currently comprised solely of the operations of Magnitude, Inc. The 1% of Magnitude, Inc. not owned by the Company constitutes a minority interest which is valued at $0.

      The Company's primary product is an integrated suite of proprietary software modules marketed under the name ErgoEnterpriseTM which are designed to help individual computer users and businesses increase productivity and reduce the risk of potentially preventable repetitive stress injury (RSI). These software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the software enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

Principles of Consolidation

      The consolidated  financial  statements  include the accounts of Magnitude
      Information  Systems,  Inc.  and  its  subsidiary,   Magnitude,  Inc.  All
      significant inter-company balances and transactions have been eliminated.

Depreciation

      Property, plant and equipment are recorded at cost. Depreciation on equipment, furniture and fixtures and leasehold improvements is computed on the straight line method over the estimated useful lives of such assets between 5-10 years. Maintenance and repairs are charged to operations as incurred. Repairs and maintenance which do not extend the useful lives of the related assets are expensed as incurred.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Inventory

      Inventory is stated at the lower of cost (first in, first out) or market value and consists primarily of packaged software.

Amortization

      Software assets are capitalized at the fair value of stock exchanged/granted upon acquisition and are amortized on the straight line method on a product-by-product basis over the estimated economic life of the products which has been determined to be 10 years.

Advertising Costs

      Advertising costs are charged to operations when incurred. Advertising expense was $491 and $31,546 for the years ended December 31, 2004 and 2003, respectively.

Evaluation of Long Lived Assets

      Long-lived assets are assessed for recoverability on an ongoing basis. In evaluating the fair value and future benefits of long-lived assets, their carrying value would be reduced by the excess, if any, of the long-lived asset over management's estimate of the anticipated undiscounted future net cash flows of the related long-lived asset.

Securities Issued for Services

      The Company accounts for stock, stock options and stock warrants issued for services and compensation by employees under the intrinsic value method. For non-employees, the fair market value of the Company's stock on the date of stock issuance or option/grant is used. The Company determined the fair market value of the warrants/options issued under the Black-Scholes Pricing Model and applied a 50% discount due to the trading nature of the Company's stock. A similar discount was utilized in valuing stock issued. Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock-based Compensation". The statement generally suggests, but does not require, employee stock-based compensation transactions to be accounted for based on the fair value of the services rendered or the fair value of the equity instruments issued, whichever is more reliably measurable. As permitted by the statement, the Company has elected to continue to follow the requirements of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees' for employees under the intrinsic value method. The adoption of SFAS No. 123 does not have a material impact on the financial statements.

Income Taxes

      The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating losses for financial-reporting and tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the year ended December 31, 2004.

Net Loss Per Share

      Net loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share," is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period. Common Stock equivalents have not been included in this computation since the effect would be anti-dilutive.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Revenue Recognition

      The Company's revenue recognition policy for software sales is in accordance with Accounting Statement of Position (SOP) 97-2 "Software Revenue Recognition" and SOP 98-9 "Software Revenue recognition" which modifies SOP 97-2. Revenue is recognized at the time of licensing provided that the resulting receivable is deemed probable of collection and is fixed or determinable. Revenue from software maintenance contracts is recognized ratably as earned. When a sales contract includes multiple elements, revenues are allocated to the various elements based on Company-specific objective evidence of fair value, regardless of any separate prices for each element that may be stated within the contract.

Use of Estimates

      The preparation of financial statements in conformity with generally accepted principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GOING CONCERN

      As shown in the accompanying financial statements, the Company incurred net losses of $2,483,602 and $2,337,881 during the years ended December 31, 2004 and 2003, respectively, and has a significant working capital deficiency. The ability of the Company to continue as a going concern is dependent on increasing sales and obtaining additional capital and financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management's plans are to continue discussions with several potential investors to obtain additional capital in order to alleviate the situation.

CONCENTRATIONS OF BUSINESS AND CREDIT RISK

      The Company maintains cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000. Balances in these accounts may, at times, exceed the federally insured limits.

      The Company provides credit in the normal course of business to customers located throughout the U.S. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

PREPAID EXPENSES

      Prepaid expenses are recorded in connection with common stock/options issued to consultants for future services and are amortized over the period of the agreement, ranging from one to two years.

PROPERTY AND EQUIPMENT

      Property and equipment consist of the following at December 31, 2004:

               Equipment                           $ 82,924
               Furniture and fixtures                72,230
                                                   --------
                                                    155,154

               Less accumulated depreciation        145,157
                                                   --------

                                                   $  9,997
                                                   ========


Depreciation expense charged to operations was $10,225 and $22,529 in 2004 and 2003, respectively.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

ACCOUNTS PAYABLE AND ACCRUED EXPENSES

      Accounts payable and accrued expenses consisted of the following at December 31, 2004:

               Accounts payable                $ 79,293
               Accrued interest                  56,080
               Accrued consulting fees          168,292
               Accrued commissions               17,537
               Accrued professional fees         57,114
               Accrued taxes                      6,862
               Accrued payroll                    6,596
               Miscellaneous accruals             6,257
                                               --------

                                               $398,031
                                               ========

LOANS PAYABLE

      The Company and Magnitude, Inc. had borrowings under short term loan agreements with the following terms and conditions at December 31, 2004:

     On December 4, 1996,  Magnitude,  Inc.  repurchased  500,000  shares of its common  stock and retired  same  against  issuance of a  promissory  note  maturing  twelve  months  thereafter accruing  interest  at 5% per  annum and due  December  4,  1998.  This  note is  overdue  at
     December 31, 2004 and no demand for payment has been made.                                          $       75,000
                                                                                                         --------------


             Total                                                                                       $       75,000
                                                                                                         ==============

NOTES PAYABLE

    At December 31, 1999 the Company had  $1,475,000 of notes  outstanding  related to a June 1995 private  placement  offering.  During 2000 the holders of $1,450,000  worth of notes agreed to accept  partial  repayment  of  approximately  30% of the  note  balances  and  converted  the remaining balances into common shares orconvertible  preferred  shares.  The  total  amount of non-converted  notes  outstanding  at December  31,  2004 is  $25,000.  Attempts to locate the
    holder of this note, to settle this liability, have been unsuccessful.                               $       25,000
                                                                                                         --------------


             Total                                                                                       $       25,000
                                                                                                         ==============

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

LONG-TERM DEBT

      Long-term debt as of December 31, 2004 is comprised of the following:

       Pursuant to the  February 2, 1998,  Agreement  and Plan of Merger with Rolina  Corporation, the Company had issued  155,556  shares (the "Shares") of its common stock to the principal of Rolina  Corporation who currently  serves as the Company's  Chief Executive  Officer and
       Board  Chairman,  and had issued a Put Option for such Shares at a price of $2.41 per share in accordance with the provisions  contained therein,  with notice for exercise eligible to be  given at any time  after  February  1,  2000,  and  before  5:00  p.m.  on the 90th day thereafter.  This liability was converted into a Company  obligation for $274,890  maturing
       March 31, 2002 and a demand loan for $100,000 both carrying  interest at the rate of 7% per year,  subsequently  increased to 10%, payable monthly. The demand portion of this note was repaid in April 2002 and the due date for  $274,890 of the  remaining  balance was extended to July 1,  2003.  Subsequently,  the  maturity  of the  unpaid  balance  was  changed to a portion of  $174,890  payable  on demand,  and a portion  of  $100,000  due and  payable on
       January 2, 2005. During the first quarter of 2004,  $175,000 was repaid and the maturity of the unpaid  balance was changed to January 1, 2005,  and is currently due upon demand.  The obligation  includes an option to the holder for  conversion of the  outstanding  principal into  shares  of the  Company's  common  stock  at the  rate  of  $0.06  per  common  share
       equivalent.                                                                                       $       99,890

       Discounted  present  value  of a  non-interest  bearing  $70,000  settlement  with a former investor of Magnitude,  Inc. to be paid in 24 equal  monthly  payments  commencing  July 1,
       1997.  The  imputed  interest  rate  used  to  discount  the  note  is 8% per  annum.  This
       obligation is in default.                                                                                 33,529
                                                                                                         --------------
             Total                                                                                              133,419

                  Less current maturities                                                                       133,419
                                                                                                         --------------
                  Long-term debt, net of current maturities                                              $           --
                                                                                                         ==============


CAPITALIZED LEASE OBLIGATIONS

      The Company leases office equipment under a non-cancelable capital lease agreement expiring in January 2006. The capital lease obligation has been recorded at the present value of future minimum lease payments, discounted at an interest rate of 6.00%. The capitalized cost of equipment at December 31, 2004 amounted to $2,442 net of accumulated depreciation of $6,067.

      The following is a schedule of minimum lease payments due under capital leases at December 31, 2004:

               Year Ending December 31, 2004
               -----------------------------
               Total minimum capital lease payments                                 $3,349
               Less amounts representing interest                                      115
                                                                                    ------
               Present value of net minimum capital lease payments                   3,234
               Less current maturities of capital lease obligations                  2,978
                                                                                    ------
               Obligations under capital leases, excluding current maturities       $  256
                                                                                    ======

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

DEFERRED REVENUES

      Deferred revenues at December 31, 2004, amounted to $49,373 related to prepaid software maintenance and support charges which are amortized ratably over the duration of the underlying maintenance agreements.

PREFERRED STOCK

      Preferred stock is non-voting, $.001 par value per share with 3,000,000 shares authorized. Cumulative Preferred Stock has 2,500 shares designated of which 1 share is issued and outstanding. The total Cumulative Preferred Stock at December 31, 2004 is $0 with a liquidation price of $100,000. As of December 31, 2004, there was $9,000 of cumulative preferred dividends in arrears representing $9,000 per cumulative preferred share.

      Series A of the Senior Convertible Preferred Stock series which was issued in 2000 has 300,000 shares designated, 29,300 shares issued and outstanding. The total outstanding Series A Senior Convertible Preferred Stock at December 31, 2004 is $29 with a liquidation price of $146,500. The following is a description of the Series A convertible preferred stock:

      (1) The holders of said shares of Series A Senior Preferred shall be entitled to receive cumulative dividends at the rate of seven percent (7%) per annum during the first annual period after issuance, increasing by increments of one half of one percent for every year thereafter until the rate reaches ten percent (10%) per annum at which time it will remain at 10% payable semi-annually when declared by the Board of Directors, before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Company. The Dividend Rate shall accrue on the Liquidation Price of each share of the Series A Senior Preferred. The dividends on the Series A Senior Preferred, payable in cash, shall be cumulative, so that if the Company fails in any fiscal year to pay such dividends on all the issued and outstanding Series A Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Cumulative Preferred Stock or the Common Stock.

      (2) The Series A Senior Preferred shall with respect to dividend rights and liquidation rights rank prior to all classes and series of Common Stock and the Cumulative Preferred Stock, and on a par with the Series B, C and D Senior Convertible Preferred Stock.

      (3) In the event of any liquidation, of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series A Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, the amount of Five ($5.00) dollars for each share of Series A Senior Preferred (the "Liquidation Price") held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided, however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series B and C Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B, C and D Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

PREFERRED STOCK - (Continued)

      (4) The Company shall have the right to redeem pro rata any or all of its Series A Senior Preferred issued and outstanding at any time, with the Board of Directors of the Company in its sole discretion deciding how many shares to redeem, provided, however, that any such shares called for redemption have been issued and outstanding for a minimum of three (3) years at the time of notice of redemption to the holders of such shares, by paying to the holders thereof the Liquidation Price for each share of Series A Senior Preferred held by such holder plus a "call premium" of 15% of the Liquidation Price, together with the amount of any accrued and unpaid dividends as may have accumulated thereon at the time of redemption (the "Redemption Price").

      (5) Each share of Series A Senior Preferred shall be convertible at any time prior to the Redemption Date, at the holder's option, into such number (the "Conversion Ratio") of shares of the Common Stock of the Company as arrived at by dividing the Liquidation Price by one hundred fifty (150) percent of the market price of the Common Stock of the Corporation ("Market Price") on the earlier of the dates such share of Series A Senior Preferred is subscribed for or issued (the "Effective Date").

            As  of  December  31,  2004  there  were  $42,729  Series  A  Senior
            Convertible   Preferred   share   dividends   accrued   and   unpaid
            representing $1.46 per share.

            Series B of the Senior Convertible Preferred Stock series which was issued in 2000 has 350,000 shares designated, no shares issued and outstanding. The total outstanding Series B Senior Convertible Preferred Stock at December 31, 2004 is $0. The following is a description of the Series B Senior Convertible Stock:

      (1) The holders of said shares of Series B Senior Preferred shall be entitled to receive cumulative dividends thereon at the rate of seven percent (7%) per annum, payable semi-annually when declared by the Board of Directors, before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Company. The Dividend Rate shall accrue on the Liquidation Price of each share of the Series B Senior Preferred. The dividends on the Series B Senior Preferred, payable in cash, shall be cumulative, so that if the Company fails in any fiscal year to pay such dividends on all the issued and outstanding Series B Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Cumulative Preferred Stock or the Common Stock.

      (2) The Series B Senior Preferred shall, with respect to dividend rights and liquidation rights, rank prior to all classes and series of Common Stock and the Cumulative Preferred Stock, and on a par with the Series A, C and D Senior Convertible Preferred Stock.

      (3) In the event of any liquidation of the Company, whether voluntary or otherwise, after payment or providing for payment of the debts and other liabilities of the Company, the holders of the Series B Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, the amount of nine ($9.00) dollars for each share of Series B Senior Preferred (the "Liquidation Price") held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series A and C Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B, C and D Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

PREFERRED STOCK - (Continued)

      (4) The Company shall have the right to redeem pro rata any or all of its Series B Senior Preferred issued and outstanding at any time, with the Board of Directors of the Company in its sole discretion deciding how many shares to redeem, provided, however, that any such shares called for redemption have been issued and outstanding for a minimum of three (3) years at the time of notice of redemption of the holders of such shares, by paying to the holders thereof the Liquidation Price for each share of Series B Senior Preferred held by such holder plus a "call premium" of 10% of the Liquidation Price, together with the amount of any accrued and unpaid dividends as may have accumulated thereon at the time of redemption (the "Redemption Price").

      (5) Each share of Series B Senior Preferred shall be convertible at any time prior to the Redemption Date, at the holder's option, into shares of Common Stock of the Company on the basis of ten (10) shares of Common Stock for 1 share of Series B Senior Preferred.

            As of December 31, 2004 there were no Series B Senior Convertible Preferred share dividends accrued and unpaid.

            Series C of the Senior Convertible Preferred Stock series which was issued in 2000 has 120,000 shares designated, 100,000 shares issued and outstanding. The total outstanding Series C Senior Convertible Preferred Stock at December 31, 2004 is $100 with a liquidation price of $900,000. The following is a description of the Series C Senior Convertible Stock:

      (1) The holders of said shares of Series C Senior Preferred shall be entitled to receive cumulative dividends thereon at the rate of seven percent (7%) per annum, payable monthly, before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Company. The Dividend Rate shall accrue on the Liquidation Price (as hereinafter defined) of each share of the Series C Senior Preferred. The dividends on the Series C Senior Preferred, payable in cash, shall be cumulative, so that if the Company fails in any fiscal year to pay such dividends on all the issued and outstanding Series C Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Cumulative Preferred Stock or the Common Stock.

      (2) The Series C Senior Preferred shall with respect to dividend rights and liquidation rights rank prior to all classes and series of Common Stock and the Cumulative Preferred Stock, and on a par with the Series A, B and D Senior Convertible Preferred Stock.

      (3) In the event of any liquidation of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series C Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, the amount of nine ($9.00) dollars for each share of Series C Senior Preferred (the "Liquidation Price") held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided, however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series A and B Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B, C and D Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

PREFERRED STOCK - (Continued)

      (4) The Company shall have the right to redeem pro rata any or all of its Series C Senior Preferred issued and outstanding at any time, with the Board of Directors of the Company in its sole discretion deciding how many shares to redeem, provided, however, that any such shares called for redemption have been issued and outstanding for a minimum of three (3) years at the time of notice of redemption to the holders of such shares, by paying to the holders thereof the Liquidation Price for each share of Series C Senior Preferred held by such holder plus a "call premium" of 10% of the Liquidation Price together with the amount of any accrued and unpaid dividends as may have accumulated thereon at the time of redemption (the "Redemption Price").

      (5) Each share of Series C Senior Preferred shall be convertible at any time prior to the Redemption Date, at the holder's option, into shares of Common Stock of the Company on the basis of ten (10) shares of Common Stock for 1 share of Series C Senior Preferred.

            As of  December  31,  2004  there  were  $252,000  Series  C  Senior
            Convertible   Preferred   share   dividends   accrued   and   unpaid
            representing $2.52 per share.

            Series D of the Senior Convertible Preferred Stock series which was issued in 2000 has 500,000 shares designated, 63,890 shares issued and outstanding. The total outstanding Series D Senior Convertible Preferred Stock at December 31, 2004 is $64 with a liquidation price of $575,010. The following is a description of the Series D Senior Convertible Stock:

      (1) The holders of said shares of Series D Senior Preferred shall be entitled to receive cumulative dividends thereon at the rate of seven percent (7%) per annum, payable semi-annually when declared by the Board of Directors before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Company. The Dividend Rate shall accrue on the Stated Value (the "Stated Value"), which Stated Value shall be noted on the certificate issued to the holder, of each share of the Series D Senior Preferred. The dividends on the Series D Senior Preferred, payable in cash, shall be cumulative, so that if the Company fails in any fiscal year to pay such dividends on all the issued and outstanding Series D Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Cumulative Preferred Stock or the Common Stock.

      (2) The Series D Senior Preferred shall with respect to dividend rights and liquidation rights rank prior to all classes and series of Common Stock and the Cumulative Preferred Stock, and on a par with the Series A, B and C Senior Convertible Preferred Stock.

      (3) In the event of any liquidation of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series D Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, an amount equal to the Stated Value of each share of Series D Senior Preferred held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided, however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series A, B and C Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B, C and D Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

PREFERRED STOCK - (Continued)

      (4) The Company shall have the right to redeem pro rata any or all of its Series D Senior Preferred issued and outstanding at anytime, with the Board of Directors of the Company in its sole discretion deciding how many shares to redeem, provided, however, that any such shares called for redemption have been outstanding for a minimum of three (3) years at the time of notice of redemption to the holders of such shares, by paying to the holders thereof the Stated Value for each share of Series D Senior Preferred held by such holder plus a "call premium" of 10% of the Stated Value, together with the amount of any accrued and unpaid dividends as may have accumulated thereon at the time of redemption (the "Redemption Price").

      (5) Each share of Series D Senior Preferred shall be convertible at any time prior to the Redemption Date, at the holder's option, into shares of Common Stock of the corporation on the basis of ten(10) shares of Common Stock for 1 share of Series D Senior Preferred.

            As of  December  31,  2004  there  were  $169,357  Series  D  Senior
            Convertible   Preferred   share   dividends   accrued   and   unpaid
            representing $2.65 per share.

            Series E of the Senior Convertible Preferred Stock series which was issued in 2004 has 500,000 shares designated, 0 shares issued and outstanding. The total outstanding Series E Senior Convertible Preferred Stock at December 31, 2004 is $0 with a liquidation price of $0. The following is a description of the Series E convertible preferred stock:

      (1) The holders of said shares of Series E Senior Preferred shall be entitled to receive cumulative dividends at the rate of six percent (6%) per annum, payable at the time said shares are converted into shares of common stock of the Company and when declared by the board of Directors, before any dividend shall be declared, set apart for, or paid upon the Common Stock and any other Preferred Stock of the Company. The Dividend Rate shall accrue on the Stated Value, which Stated Value shall be noted on the certificate issued to the holder of each share of the Series E Senior Preferred. The dividends on the Series E Senior Preferred, payable in cash, shall be cumulative, so that if the company fails in any fiscal year to pay such dividends on all the issued and outstanding Series E Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for any other class of Preferred Stock or the Common Stock.

      (2) The Series E Senior Preferred shall with respect to dividend rights rank prior to all classes and series of Common Stock, Cumulative Preferred Stock , and the Series A, B, C, and D Senior Convertible Preferred Stock and, with respect to liquidation rights rank prior to all classes and series of Common Stock, the Cumulative Preferred Stock, and be on a par with the Series A, B, C and D Senior Convertible Preferred Stock.

      (3) In the event of any liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series E Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, an amount equal to the Stated Value of each share of Series E Senior Preferred held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided, however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series A, B, C and D Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

PREFERRED STOCK - (Continued)

            Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B, C, D and E Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

      (4) The holders of said shares of Series E Senior Preferred shall not be entitled to any voting rights.

      (5) Shares of Series E Senior Preferred which have been issued and reacquired in any manner, including shares purchased or converted into Common Stock exchanged or redeemed, shall be canceled on the books of the Company and shall not be considered outstanding for any purpose.

      (6) During such time as there exist unpaid cumulative dividends due on the Series E Senior Preferred, no reclassification of the shares of the Company or capital reorganization of the Company in any manner provided by law shall be valid unless(a) the holders of a majority of all the Series E Senior Preferred approve, and (b) provision is made for the payment of the aggregate unpaid cumulative dividends then in arrears.

      (7) Each share of Series E Senior Preferred shall automatically convert, on the date six months after the date of issuance (the "Conversion Date") which Conversion Date shall be noted on the certificate issued to the holder of each share of the Series E Senior Preferred, into shares of Common Stock of the Company on the basis of one hundred (100) shares of Common Stock for 1 share of Series E Senior Preferred. The holder of any shares of Series E Senior Preferred shall surrender, as soon as practicable on or after the Conversion Date, at the principal office of the Company or at such other office or agency maintained by the Company for that purpose, the certificate or certificates representing the shares of Series E Senior Preferred due for conversion. As promptly as practicable, and in any event within ten business days after surrender of such certificates, the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock of the Company to which such holder of Series E Senior Preferred so converted shall be entitled. Such conversion shall be deemed to have been made at the close of business on the Conversion Date, so that the rights of the holders of the Series E Senior Preferred shall thereafter cease except for the right to receive Common Stock of the Company in accordance herewith, and such converting holder of Series E Senior Preferred shall be treated for all purposes as having become the record holder of such Common Stock of the Company at such time.

      (8) In the event that, prior to the conversion of the Series E Senior Preferred Stock by the holder thereof into Common Stock of the company, there shall occur any change in the outstanding shares of Common Stock of the Company by reason of the declaration of stock dividends, or through a re-capitalization resulting from stock splits or combinations, without the receipt by the Company of fair consideration therefore in the form of cash, services or property, the conversion ratio of the Series E Senior Preferred Stock into Common Stock of the Company shall be adjusted such that any holder of Series E Senior Preferred Stock converting such stock into Common Stock subsequent to such change in the outstanding shares of Common Stock of the Company be entitled to receive, upon such conversion, a number of shares of Common Stock of the Company representing the same percentage of common shares outstanding as presented by the shares that he would have received had he converted his Series E Senior Preferred Stock to Common Stock prior to such change in the outstanding shares of Common Stock of the Company.

            As  of  December  31,  2004  there  were  $1,020   Series  E  Senior
            Convertible Preferred share dividends accrued.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

PREFERRED STOCK - (Continued)

      At the time each Convertible Preferred Stock Series was issued, the respective conversion features were in excess of the then market value of the Company's common stock.

INCOME TAXES

      The income tax provision (benefit) is comprised of the following:

                                                      Year Ended December 31,
                                                    --------------------------
                                                       2004             2003
                                                    ---------        ---------
           State current provision (benefit)        $(214,618)       $(203,397)
           State deferred provision (benefit)              --               --
                                                    ---------        ---------
                                                    $(214,618)       $(203,397)
                                                    =========        =========


      In 1998, the State of New Jersey enacted legislation allowing emerging technology and/or biotechnology companies to sell their unused New Jersey Net Operating Loss ("NOL") Carryover and Research and Development Tax Credits ("R&D Credits) to corporate taxpayers in New Jersey. During 2004 and 2003, the Company entered into an agreement under which it retained a third party broker to identify a buyer for its NOL Carryover. The total tax benefit of this transaction was $216,418 in 2004 and $209,084 in 2003.

      The Company's total deferred tax asset and valuation allowance are as follows:

                                                                   December 31,
                                                          ------------------------------
                                                             2004               2003
                                                          -----------        -----------
               Total deferred tax asset, noncurrent       $ 7,882,000        $ 7,274,000
               Less valuation allowance                    (7,882,000)        (7,274,000)
                                                          -----------        -----------
               Net deferred tax asset, noncurrent         $        --        $        --
                                                          ===========        ===========

      The differences between income tax benefits in the financial statements and the tax benefit computed at the combined state and U.S. Federal statutory rate of 40% are as follows:


                                   Year Ended December 31,
                                   -----------------------
                                        2004      2003
                                        ----      ----
               Tax benefit               40%       40%
               Valuation allowance       40%       40%
                                        ----      ----
               Effective tax rate        --        --
                                        ====      ====


      At December 31, 2004, the Company has available approximately $24,377,000 of net operating losses to carryforward and which may be used to reduce future federal taxable income and expire between December 31, 2007 and 2024.

      At December 31, 2004, the Company has available approximately $3,616,000 of net operating losses to carryforward and which may be used to reduce future state taxable income which expire December 31, 2011.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

401(k) PLAN

      The Company adopted the qualified Magnitude, Inc. sponsored 401(k) plan covering substantially all full time employees under which eligible employees may elect to contribute, within statutory limits, a percentage of their annual compensation. The Company matches up to 50% of the employee's contribution of which the match may not exceed 3% of the employee's total compensation for the plan year. Contributions to the plan were $14,389 and $16,175 for the years ended December 31, 2004 and 2003, respectively.

STOCK OPTION PLANS

      In April 1996, Magnitude, Inc. adopted its 1996 Stock Incentive Plan ("the 1996 Plan"). The 1996 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The initial plan and subsequent amendments provided for authorization of up to 480,000 shares. Pursuant to the above described stock exchange offer on July 2, 1997, all options under the 1996 Plan were converted into shares of the Company at a rate of 3.4676 shares of Magnitude, Inc. to 1 share of the Company.

      In September 1997, the Company adopted its 1997 Stock Incentive Plan ("the 1997 Plan"). The 1997 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The initial plan and subsequent amendments provided for the grant of options for up to 1,000,000 shares. The purchase price per share of common stock deliverable upon exercise of each ISO shall not be less than 100% of the fair market value of the common stock on the date such option is granted. If an ISO is issued to an individual who owns, at the time of grant, more than 10% of the total combined voting power of all classes of the Company's common stock, the exercise price of such option shall be at least 110% of the fair market value of the common stock on the date of grant and the term of the option shall not exceed five years from the date of grant. The purchase price of shares subject to non-qualified stock options shall be determined by a committee established by the Board of Directors with the condition that such prices shall not be less than 85% of the fair market value of the common stock at the time of grant.

      In May 2000 the Company adopted its 2000 Stock Incentive Plan ("the 2000 Plan"). The 2000 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while nonqualified options may also be granted under the Plan. The initial Plan provides for the grant of options for up to 5,000,000 shares. The purchase price per share of common stock deliverable upon exercise of each ISO shall not be less than 100% of the fair market value of the common stock on the date such option is granted. If an ISO is issued to an individual who owns, at the time of grant, more than 10% of the total combined voting power of all classes of the Company's common stock, the exercise price of such option shall be at least 110% of the fair market value of the common stock on the date of the grant, and the term of the option shall not exceed five years from the date of grant. The purchase price of shares subject to non-qualified stock options shall be determined by a compensation committee established by the Board of Directors.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

STOCK OPTION PLANS - (Continued)

                                                                             Qualified and Non-Qualified
                                                                           Shares Under Option Pursuant to
                                                                                      the 1997 Plan
                                                                                      December 31,
                                                                                ------------------------
                                                                                  2004            2003
                                                                                --------        --------
     Outstanding, beginning of year                                              607,000         607,000
     Granted during the year                                                          --              --
     Expired during the year                                                    (170,000)             --
     Forfeited during the year                                                        --              --
                                                                                --------        --------
     Outstanding, end of year (at prices ranging from $1.00 to $1.78
         per share)                                                              437,000         607,000
                                                                                --------        --------
      Eligible, end of year for exercise (at prices ranging from $1.00 to
         $1.78 per share)                                                        437,000         607,000
                                                                                ========        ========


      At December 31, 2004 and 2003, the weighted average exercise price and weighted average remaining contractual life is $1.01 and $1.06 per share and 1 year 4 months and 1 year 11 months, respectively.

      At December 31, 2004, there were 563,000 shares reserved for future option grants.

                                                                                       Qualified and Non-Qualified
                                                                                     Shares Under Option Pursuant to
                                                                                              the 2000 Plan
                                                                                               December 31,
                                                                                    ---------------------------------
                                                                                          2004              2003
                                                                                       ----------        ----------
     Outstanding, beginning of year                                                     2,818,942         3,053,942
     Granted during the year                                                                   --             5,000
     Exercised during the year                                                                 --           (50,000)
     Forfeited during the year                                                                 --                --
     Expired during the year                                                             (115,500)         (190,000)
                                                                                       ----------        ----------
     Outstanding, end of year (at prices ranging from $0.10 to $1.00)                   2,703,442         2,818,942
                                                                                       ----------        ----------
     Eligible, end of year for exercise (at prices ranging from $0.10 to $1.00)         2,703,442         2,818,942
                                                                                       ==========        ==========

      At December 31, 2004 and 2003 the weighted average exercise price and weighted average remaining contractual life is $0.61 and $0.60 per share and 1 year 5 months and 2 years 4 months, respectively.

      At December 31, 2004, there were 2,296,558 shares reserved for future option grants.

      If the Company had used the fair value based method of accounting for its employee stock option plan, as prescribed by Statement of Financial Accounting Standards No. 123, compensation cost in net loss for the years ended December 31, 2004 and 2003 would have increased by $0 and $0, respectively, resulting in net loss of $2,483,602 and $2,337,881 net of tax, respectively, and loss per share of $0.04 and $0.04, respectively. The value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: expected dividend, 0%; risk-free interest rate, 5%; expected volatility, 115%; and expected life (in years) of 4.4.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

STOCK OPTION PLANS - (Continued)

      The Company also issues options outside of the Stock Incentive Plans which are comprised as follows:

                                                                                    December 31,
                                                                            ----------------------------
                                                                               2004              2003
                                                                            ----------        ----------
     Outstanding, beginning of year                                          9,054,866         7,174,866
     Granted during the year                                                   250,000         2,180,000
     Exercised during the year                                                (250,000)               --
     Forfeited during the year                                                      --          (250,000)
     Expired during the year                                                  (485,000)          (50,000)
                                                                            ----------        ----------
     Outstanding, end of year (at prices ranging from $0.07 to $1.00)        8,569,866         9,054,866
                                                                            ----------        ----------

     Eligible, end of year (at prices ranging from $0.07 to $1.00)           8,569,866         9,054,866
                                                                            ==========        ==========

      At December 31, 2004 and 2003 the weighted average exercise price and weighted average remaining contractual life is $0.32 and $0.34 per share, and 3 years 9 months and 4 years 7 months, respectively.

WARRANTS

      The Company granted common stock purchase warrants between May 1, 1998 and December 31, 2004 which are comprised as follows:.

                                                                                    December 31,
                                                                           ------------------------------
                                                                               2004               2003
                                                                           -----------        -----------
     Outstanding, beginning of year                                         11,973,018          7,398,164
     Granted during the year                                                20,433,000          9,241,599
     Exercised during the year                                                      --         (3,552,752)
     Forfeited during the year                                                      --            (27,780)
     Expired during the year                                                (1,717,419)        (1,086,213)
                                                                           -----------        -----------
     Outstanding, end of year (at prices ranging from $.15 to $1.00)        30,688,599         11,973,018
                                                                           ===========        ===========
     Callable, end of year (at $2.00)                                               --            100,000
                                                                           ===========        ===========

      At December 31, 2004 and 2003, the weighted average exercise price and weighted average remaining contractual life is $0.18 and $0.32 per share and 2 years 2 months and 2 years 8 mpnths, respectively.

COMMITMENTS AND CONTINGENCIES

Lease Agreement

      On March 15, 2000, the Company entered into a lease agreement for office space which is utilized for the Company's principal offices. Such lease commenced April 15, 2000 and expires on March 31, 2005 and requires monthly payments of $6,500 from April 15, 2000 through March 31, 2002; of $6,695 thereafter through March 31, 2003; of $6,896 thereafter through March 31, 2004; and of $7,103 thereafter through March 31, 2005. In August 2002 the Company subleased additional office space at this location commencing September 1, 2002 and expiring December 31, 2003. The sublease requires monthly payments of $1,955 throughout the sublease term. Consequently, this space has been leased directly from the landlord on a month-to-month basis at the same monthly rental rate. The Company has subsequently negotiated a lease renewal which extends the term of the lease to March 31, 2007 at a monthly rental of $10,000.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

COMMITMENTS AND CONTINGENCIES (continued)

      Under the lease agreement, the Company is required to make future minimum lease payments as follows in addition to a pro-rata share of certain operating expenses:

               Year Ending December 31,
               ------------------------
                            2005                                    $ 101,309
                            2006                                      120,000
                            2007                                    $  30,000


      Included in general and administrative expenses is rent expense which amounted to $116,734 and $110,784 for the years ended December 31, 2004 and 2003, respectively.

Employment Agreements

      The Company has entered into employment agreements with certain key personnel which provide for a base salary, yearly bonuses in common stock and/or options of the Company and other benefits. Termination of the agreements may be made by either party with advance notice.

RELATED PARTY TRANSACTIONS

      In January 2003, the Company and its President and Chief Executive Officer agreed to convert most of his base salary for the remainder of the year 2003 into 1,000,000 restricted common shares in lieu of cash at the rate of $0.10 per share, for a total amount of $100,000.

      During the first quarter of 2003, an outside director of the Company was awarded a stock grant for 200,000 restricted common shares, for services rendered. The same director converted $20,500 in accrued expenses incurred on behalf of the Company, into 205,000 restricted shares.

      During the first and second quarters of 2003, the Company's President and Chief Executive Officer and an outside director of the Company extended cash advances to the Company, totaling $244,000, repayable on demand and carrying interest at the rate of 10% per annum.

      During the second quarter of 2003, an outside director of the Company was awarded a stock grant for 163,500 restricted common shares, for services rendered.

      In a meeting of the board of directors of the Company on May 29, 2003, in consideration of the Company's President's role in augmenting available working capital through salary conversion and direct cash loans, the board approved a reduction in the exercise price of stock options for a total 4,147,917 shares issued to him, from prices ranging from $0.50 to $1.00, to $0.10 per share.

      During the fourth quarter in 2003, the Company granted restricted stock awards totaling 2,025,000 common shares to five officers and directors of the Company. In addition, two outside directors were granted restricted stock awards for services rendered, of 9,971.67 preferred shares convertible into 997,167 common shares and warrants for the purchase of 498,583 shares, exercisable during three years at the price of $0.15 per share.

      In January 2004, the Company and its President and Chief Executive Officer agreed to convert most of his base salary for the remainder of the year 2004 into 16,667 shares of convertible preferred stock, convertible into 1,666,667 restricted common shares, and 833,333 warrants, exercisable during three years at the price of $0.15 per share, in lieu of $100,000 cash. The Company also repaid $239,088 notes payable due to this officer.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

RELATED PARTY TRANSACTIONS (continued)

      During the first quarter of 2004, an outside director of the Company was awarded a stock grant for 150,000 restricted common shares, for services rendered. The same director exercised an option for 250,000 restricted common shares at the price of $0.01 per share which option was acquired by him in a private transaction with an unrelated party.

      During the third quarter of 2004, five directors and officers of the Company received a total 1,500,000 restricted common shares as remuneration for services as members of the board of directors. One outside director who also serves as the legal and securities counsel of the Company received 500,000 restricted common shares as compensation for his commitment and agreement to continue to invoice the Company for legal services at a reduced rate, in connection with legal services rendered during fiscal year 2004.

      During the third quarter of 2004 the Company's chief executive officer extended short term loans aggregating $100,000 to the Company. These loans carried interest at the rate of 10% per year and were subject to a loan origination fee of 4%. At December 31, 2004, all such loans have been repaid.

      During 2004 and 2003, one outside director of the Company who also serves as the Company's general and securities counsel, was paid an aggregate $164,184 and 132,000, respectively, for legal services. One other outside director was paid $14,900 for services performed during 2003, and $10,400 during 2004.

CAPITALIZATION

      During the second quarter of 2004, a majority of our shareholders of record at the close of business on May 14, 2004, voted to amend the Company's Certificate of Incorporation to increase our authorized common shares from 100 million shares to 200 million shares.

MAJOR CUSTOMERS

      The Company had two major customers for the year ended December 31, 2004, which comprised 31% and 19%, respectively, of total sales, and one major customer for the year ended December 31, 2003 which comprised 25% of total sales.

FAIR VALUE OF FINANCIAL INSTRUMENTS

      Cash, accounts receivable, accounts payable, accrued expenses, notes payable, long-term debt and capitalized lease obligations:

      The carrying amount approximates fair value because of the short term maturity of these instruments.

Limitations

      Fair value estimates are made at a specific point in time, based on relevant information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

NEW ACCOUNTING PRONOUNCEMENTS

      In June 2003, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement covers restructuring type activities beginning with plans initiated after December 31, 2002. Activities covered by this standard that are entered into after that date will be recorded in accordance with provisions of SFAS No. 146. The adoption of SFAS No. 146 did not have a significant impact on the Company's results of operations or financial position.

      In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, which provides alternative methods of transition for a voluntary change to fair value based method of accounting for stock-based employee compensation as prescribed in SFAS 123, Accounting for Stock-Based Compensation. Additionally, SFAS No. 148 required more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The provisions of this Statement are effective for fiscal years ending after December 15, 2002. The adoption of this statement is not expected to have a significant impact on the Company's results of operations of financial position.

      In April 2003, the FASB issued SFAS Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

      In May 2003, the FASB issued SFAS Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

NEW ACCOUNTING PRONOUNCEMENTS (continued)

      In  November  2002,  the FASB  issued  Interpretation  No. 45 ("FIN  45"),
      Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of FIN 45 did not have a significant impact on the Company's results of operations or financial position.

      In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No.
      51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company' results of operations or financial position.

      In 2004, the FASB issued SFAS Statement No. 151, "Inventory Costs, an Amendment of ARB No. 43, Chapter 4". This Statement amends the guidance in ARB No. 43, Chapter 4 "Inventory Pricing" to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage). This Statement requires that these items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal". In addition, this Statement requires the allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement shall be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date this Statement is issued. The provisions of this Statement shall be applied prospectively. The adoption of this Statement is not expected to have a significant impact on the Company's results of operations or financial position.

SUBSEQUENT EVENTS

      During the first quarter of 2005, equity financing transactions have generated approximately $645,000 of cash in the aggregate from the issuance of 7,000,000 common shares

                               107,411,728 Shares

                       Magnitude Information Systems, Inc.

                                  Common stock

                                   PROSPECTUS

                                  June __, 2005

NO DEALER, SALES REPRESENTATIVE OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR TO ANY PERSON TO WHOM IT IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                TABLE OF CONTENTS

                                                                         Page
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Prospectus Summary                                                    3
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Risk Factors                                                          6
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Where You Can Find More Information                                   9
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Use of Proceeds                                                       11
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Market for Company's Common Equity & Dividend Policy                  11
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Selling Shareholders                                                  12
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Shares Eligible for Future Sale                                       17
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Plan of Distribution                                                  18
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Legal Proceedings                                                     18
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Management                                                            19
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Principal Shareholders                                                23
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Description of Capital Stock                                          24
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Business                                                              26
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Management's Discussion and Analysis                                  32
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Certain Transactions                                                  35
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Financial Statements                                                  37
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UNTIL  ________________,  2005 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS),  ALL
DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION AND LIMITATION OF LIABILITY OF MANAGEMENT

As permitted by the Delaware General Corporation Law, Magnitude has included in its Certificate of Incorporation a provision to eliminate the personal liability of it's directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Bylaws of Magnitude require the Company to (i) indemnify the officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and (ii) advance expenses to the officers and directors as incurred in connection with proceedings against them for which they may be indemnified. Magnitude has entered into indemnification agreements with the officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the companies, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they may be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. Magnitude believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Magnitude understands that the staff of the Securities and Exchange Commission is of the opinion that statutory, charter and contractual provisions as are described above have no effect on claims arising under the federal securities laws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Magnitude will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.

        Legal fees and expenses                               15,000.00
        Accounting fees and expenses                           5,000.00
        Printing expenses                                      2,500.00
        Miscellaneous expenses                                 5,000.00
        ---------------------------------------------------------------
        Total                                                $27,000.00


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

FISCAL YEAR 2005

      During the quarter ended March 31, 2005, the Company issued the following unregistered securities:

      (i) 7,250,000 shares of common stock, accompanied by warrants for the purchase of 7,810,000 common shares, exercisable during three years at the price of $0.15 per share, to eleven accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2), Rule 506 of Regulation D of the Securities Act, altogether resulting in the receipt by the Company of $670,000 in cash.

      (ii) 1,600,000 shares of common stock to three consultants for investor relations and general business consulting services.

FISCAL YEAR 2004

      During the fourth quarter of 2004 the Company had issued the following unregistered securities:

      (i) 4,720,000 shares of common stock accompanied by warrants for the purchase of 4,720,000 shares of common stock, exercisable at $0.15/share during three years, to two foreign and seven domestic accredited investors pursuant to private placement subscriptions under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, which resulted in the receipt by the Company of $426,000 in cash;

      (ii) 1,016,667 shares of common stock pursuant to the conversion of 10,167 shares of Series E Senior Convertible Preferred Stock, in accordance with the designation for such preferred shares;

      (iii) 39,726 shares of common stock in lieu of $2,780 interest payable.

      During the quarter ended June 30, 2004, the Company issued the following unregistered securities:

      (i) 2,875,000 shares of common stock, accompanied by warrants for the purchase of 2,875,000 common shares at the price of $0.15 per share, to six accredited foreign investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under
            Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, altogether resulting in the receipt by the Company of approximately $284,000 in cash.

      (ii) 285,000 shares of common stock to a consultant for investor relations and general business consulting services.

      (iii) 150,000 shares of common stock in lieu of cash, for rent expenses.

      (iv) 500,000 shares of common stock pursuant to the conversion of 5,000 shares of Series E Senior Convertible Preferred Stock, in accordance with the designation for the latter.

      During the quarter ended March 31, 2004, the Company issued the following unregistered securities:

      (i) 1,145,000 shares of common stock and 1,900 shares of Series E Convertible Preferred Stock convertible into 190,000 common shares, accompanied by warrants for the purchase of 95,000 common shares at the price of $0.15 per share, to three consultants for investor relations and general business consulting services.

      (iii) 673,333  shares of common  stock to a  financial  services  firm for
            finder's   fees  in  connection   with  the  private   placement  of
            convertible preferred stock.

      (iv)  50,000 shares of common stock in lieu of cash, for rent expenses.

      (v) 150,000 shares of common stock to an outside director of the Company for services rendered. The same director was issued 250,000 shares pursuant to his exercise of an option at the price of $0.01 per share which option was acquired by him in a private transaction with an unrelated party.

      (vi) 156,993 shares of Series E Convertible Preferred Stock convertible into 15,699,333 common shares, accompanied by warrants for the purchase of 7,849,667 common shares at the price of $0.15 per share, to thirty-nine accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under
            Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, altogether resulting in the receipt by the Company of approximately $880,000 in cash.

      (vii) 16,667 shares of Series E Convertible Preferred Stock convertible into 1,666,667 common shares, accompanied by warrants for the purchase of 833,333 common shares, exercisable during three years at the price of $0.15 per share, to the Company's chief executive officer in lieu of $100,000 salary.

FISCAL YEAR 2003

During the quarter ended December 31, 2003, the Company issued the following unregistered securities:

(i) 1,350,000 shares of common stock to eight accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, altogether resulting in the receipt by the Company of approximately $73,000 in cash;

(ii) 947,500 shares of common stock to three consultants for marketing and investor relations services rendered;

(iii) 172,833 shares of common stock issued to a creditor in return for cancellation of $10,370 debt;

(iv) 2,000,000 shares of common stock to certain directors and officers of the Company, for services rendered;

(v) 130,834 shares of Series E Senior Convertible Preferred Stock, convertible into 13,083,400 shares of common stock, and stock purchase warrants for the purchase of 6,691,600 shares of common stock, exercisable during three years at $0.15 per share, to 18 accredited investors and three assignees pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, altogether resulting in the receipt by the Company of approximately $741,000 in cash;

(vi) 19,593 shares of Series E Senior Convertible Preferred Stock, convertible into 1,959,300 shares of common stock, and stock purchase warrants for the purchase of 979,650 shares of common stock, exercisable during three years at $0.15 per share, to four creditors, one of who is a director of the Company, in return for cancellation of $117,600 debt;

(vii) 7,405 shares of Series E Senior Convertible Preferred Stock, convertible into 740,500 shares of common stock, and stock purchase warrants for the purchase of 370,250 shares of common stock, exercisable during three years at $0.15 per share, to two individuals, one of who is a director of the Company, for services rendered.

(i) 1,900,000 shares of common stock to 7 accredited investors During the quarter ended September 30, 2003, the Company issued the following unregistered securities:

(i) 4,296,870 shares of common stock to nine accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, altogether resulting in the receipt by the Company of approximately $258,000 in cash;

(ii) 1,642,500 shares of common stock and options for the purchase of 1,535,000 shares, for marketing consulting and investor relations services;

During the quarter ended June 30, 2003, the Company issued the following unregistered securities:

(i) 1,900,000 shares of common stock to 7 accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, and 1,115,500 shares of common stock pursuant to the exercise of stock purchase warrants previously issued, altogether resulting in the receipt by the Company of approximately $250,000 in cash;

(ii) 500,000 shares of common stock for marketing consulting and investor relations services performed;

(iii) 163,500 shares of common stock pursuant to a stock grant to an outside director of the Company.

During the quarter ended June 30, 2003, the Company issued the following unregistered securities:

(i) 1,900,000 shares of common stock to 7 accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, and 1,115,500 shares of common stock pursuant to the exercise of stock purchase warrants previously issued, altogether resulting in the receipt by the Company of approximately $250,000 in cash;

(ii) 500,000 shares of common stock for marketing consulting and investor relations services performed;

(iii) 163,500 shares of common stock pursuant to a stock grant to an outside director of the Company.

During the quarter ended March 31, 2003, the Company issued the following unregistered securities:

(i) 2,063,000 shares of common stock to 14 accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, and 2,437,252 shares of common stock pursuant to the exercise of stock purchase warrants previously issued, altogether resulting in the receipt by the Company of approximately $408,000 in cash;

(ii) 81,000 shares of common stock to five employees pursuant to their exercise of stock options at a price of $0.10 per share;

(iii) 1,000,000 shares of common stock to the Company's chief executive officer in lieu of $100,000 cash salary (see "Related Party Transactions");

(iv) 743,035 shares of common stock for marketing consulting and investor relations services performed;

(v) 200,000 shares of common stock pursuant to a stock grant to an outside director of the Company;

(vi) 205,000 shares of common stock to an outside director of the Company in exchange for cancellation of payables for an aggregate $20,500 in expenses.

FISCAL YEAR 2002

During the fourth quarter of 2002 the Company had issued the following unregistered securities:

(i) 2,125,000 shares of common stock to seven foreign accredited investors pursuant to private placement subscriptions under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, which resulted in the receipt by the Company of $191,250 in cash;

(ii) 262,500 shares of common stock and 463,890 shares of common stock pursuant to the exercise of stock options and warrants, respectively, at the price of $0.10 per share which resulted in the receipt by the Company of $26,250 in cash and the cancellation of $46,389 in current liabilities;

(iii) 90,000 shares of common stock to two consultants for services rendered.

(iv) 16,441 shares of common stock issued to an employee for sales commissions.

(v) During the quarter, the issuance of 81,000 shares previously recorded in connection with the exercise of stock options, was reversed

In addition, during the fourth quarter of 2002, the board of directors of the Company approved resolutions affecting previously issued or to be issued securities, as follows:

(i) During a meeting on October 8, 2002, the board approved a downward adjustment of the exercise price of stock options for 262,500 shares, previously issued to an outside director, to $0.10 per share, conditioned upon the exercise of such restated options;

(ii) During a meeting on December 23, 2002, the board approved the placement of common stock with accredited private foreign investors pursuant to private placement subscriptions under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, at a price of $0.10 per share for an aggregate of up to $3,000,000 in proceeds.

During the quarter ended September 30, 2002, the Company issued the following unregistered securities:

(i) 2,290,000 shares of common stock to 5 accredited investors including an outside director of the Company pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2) S of the Securities Act, and 1,500,067 shares of common stock pursuant to the exercise of stock purchase warrants previously issued, altogether resulting in the receipt by the Company of approximately $379,000 in cash;

(ii) 30,000 shares of common stock to two employees pursuant to the terms of their employment agreements;

(iii) 138,890 shares of common stock pursuant to the conversion of 13,889 shares of the Company's Series D Convertible Preferred Stock;

(iv) 367,000 shares of common stock for marketing consulting and investor relations services performed;

(v) 1,500,000 shares of common stock pursuant to stock grants to certain directors and officers of the Company;

(vi) 353,854 shares of common stock pursuant to the conversion of accrued dividends on shares of convertible preferred stock, at the rate of $0.10 per share.

During the quarter ended June 30, 2002, the Company issued the following unregistered securities:

i) 8,245,000 shares of common stock to 38 accredited U.S. investors and certain non-U.S. investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2) and, in the case of the non-U.S. investors, provided by Regulation S of the Securities Act, and 1,789,240 shares of common stock pursuant to the exercise of stock purchase warrants previously issued, which resulted in the receipt by the Company of approximately $960,000 in cash. All of the accredited investors had a pre-existing relationship with the Company and no general solicitation or advertisement was utilized to solicit any of the accredited investors. Each of the accredited investors (a) executed and delivered to the Company a subscription agreement which included the investor's representations that such investor qualified as an accredited investor, had the financial experience and resources to appreciate the risk of such investment and (b) had the time to ask questions and make inquiries to the Company before their investment funds were accepted. Of the 38 accredited investors, 1 is a current Company officer, 15 were pre-existing shareholders and 8 were non-U.S. residents. All of the
Company's securities placed with these investors bore the appropriate restrictive legend, designating such securities as restricted securities;

(ii) 165,500 shares of common stock to three foreign individuals as finder's fee in connection with certain of the private placement subscription mentioned under
(i) above which subscriptions were entered into by private foreign investors;

(iii) 341,814 shares of common stock pursuant to the conversion of certain payables into equity, at a rate of $0.10 per share;

(iv) 377,139 shares of common stock for investor relations services performed;

(v) 250,000 shares pursuant to a stock grant to a business consultant for the Company;

(vi) 20,000 shares pursuant to the exercise of options at a price of $0.10 per share.

During the quarter ended March 31, 2002, the Company issued the following unregistered securities:

(i) 7,052,000 shares of common stock to 21 U.S. accredited investors and non-U.S. investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2) and, in the case of the non-U.S. investors, Regulation S of the Securities Act; and 679,111 shares of common stock pursuant to the exercise of stock purchase warrants previously issued, which resulted in the receipt by the Company of approximately $753,000 in cash. All of the accredited investors had a pre-existing relationship with the Company and no general solicitation or advertisement was utilized to solicit any of the accredited investors. Each of the accredited investors (a) executed and delivered to the Company a subscription agreement which included the investor's representations that such investor qualified as an accredited investor, had the financial experience and resources to appreciate the risk of such investment and (b) had the time to ask questions and make inquiries to the Company before their investment funds were accepted. Of the 22 accredited investors, 3 are current Company officers and directors, 8 were pre-existing shareholders and 4 were non-U.S. residents. All of the Company's securities placed with these investors bore the appropriate restrictive legend, designating such securities as restricted securities;

(ii) 50,000 shares of common stock pursuant to the conversion of 5,000 shares of the Company's Series D Convertible Preferred Stock;

(iii) 720,718 shares of common stock pursuant to the conversion of certain payables into equity, at a rate of $0.10 per share;

(iv) 1,250 shares of common stock for services performed;

(v) 700,000 shares as stock grants and 1,165,000 shares in lieu of compensation (see "Related Party Transactions").

ITEM 27. EXHIBITS INDEX

SEC No.                             Document
-------                             --------

2.2+        Agreement and Plan of Merger with Rolina  Corporation  and Steven D.
            Rudnik, and Employment Agreement with Steven D. Rudnik, both of the date February 2 , 1998, as filed as Exhibit to the Company's report on Form 10-KSB for the year ended December 31, 1998. Incorporated herein by reference.

3(i)+ Articles of Incorporation and Amendments thereto, incorporated herein by reference to Exhibits of previous filings with the Commission.

3(ii)+ Bylaws of the Company, incorporated herein by reference to Exhibits of previous filings with the Commission.

4.23#       Form of Common Stock Purchase Warrant

4.30#       Form of Subscription Agreement.

5.1^        Legal opinion and consent of Joseph J. Tomasek, Esq.

10.1*        Resignation  Agreement dated July 21, 1999,  between J. Swon and B.
             Deichl and the Company, incorporated herein by reference to the Exhibit of Form S-8 filed with the Commission on August 3, 1999.

10.2* Resignation Agreement dated January 28, 2000, between M. Martin and the Company, incorporated herein by reference to the Exhibit of Form S-8 filed with the Commission on January 31, 2000.

10.3* Employment Agreement, dated April 15, 1996 between the Company and Joerg Klaube, incorporated herein by reference and previously filed as an Exhibit to the Company's Form 10-KSB for the fiscal year ended December 31, 1997 with the Commission.

10.4* Employment Agreement, dated July 1, 1999 between the Company and John C. Duncan.

10.5+ Termination Agreement, dated as of August 1, 2001, by and between the Company and Torneaux Fund, Ltd.

10.6* Contract by and between Lockheed Martin and the Company, dated December 21, 2000.

10.7# Employment Agreement, dated April 15, 2002 between the Company and Steven D. Rudnik.

10.8# Employment Agreement, dated February 15, 2002 between the Company and Mark Fuller.

10.9# Employment Agreement, dated April 15, 2002 between the Company and Joerg Klaube.

10.10# Employment Agreement, dated April 15, 200 between the Company and Steven Jagels

10.11 ^ Brokerage Placement Assistance Agreement, Dated January 2, 2004, between the Company and vFinance Investments, Inc.

10.12 ^ Consulting Agreement, dated December 1, 2003, by and between the Company and Alan Cohen.

10.13 ^ Consulting Agreement, dated February 12, 2003, by and between Jackson-Hewitt Investment Services, Inc. and the Company.

10.14 ^ Consulting Agreement, dated September 25, 2003, by and Between James W. Morton and the Company.

10.15 ^ Consulting Agreement, dated September 15, 2003, by and between Premium Strategy Partners AG and the Company.

10.16 ^ Consulting Agreement, dated September 25, 2003, by and between Ulrich Schuerch and the Company.



10.17 ^      Consulting   Agreement,  dated   December  1, 2003,  by and between
             Murray Zaroff and the Company.

10.18 ^      Consulting   Agreement,  dated  November 28, 2003,  by  and between
             The Research Works Inc. and the Company.

23.1         Independent Auditors' Consent

----------

+ Documents incorporated by reference to Magnitude's Annual and Quarterly Reports previously filed on Forms 10-KSB and Forms 10-QSB with the Securities and Exchange Commission.

* Previously filed as exhibits to the Registration Statement and amendments thereto filed on Form SB-2, Registration No. 333-34512, with the Commission.

# Previously filed as exhibits to Form SB-2 Registration Statement and amendments thereto, Registration No. 333-73992, with the Commission.

^ Previously filed as Exhibits to this Registration Statement

ITEM 28. UNDERTAKINGS

A.    UNDERTAKING PURSUANT TO RULE 415

The undersigned Registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

B.    UNDERTAKING IN RESPECT OF INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, MAGNITUDE INFORMATION SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware, has duly caused this (1) Post-Effective Amendment No.1, Commission No. 333-123996); (2) Post-Effective Amendment No. 2, Commission No. 333-118522; (3) Post-Effective Amendment No. 4, Commission No. 333-112595), and; (4) Post-Effective Amendment No. 7, Commission No. 333-73992 to Registration Statements on Forms SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chester, State of New Jersey, on June 6, 2005.



                   MAGNITUDE INFORMATION SYSTEMS, INC.

                   By: /s/ Steven D. Rudnik
                       ----------------------------------------------------
                       Steven D. Rudnik, President and Chief Executive Officer


                   By: /s/ Joerg H. Klaube
                       ----------------------------------------------------
                       Joerg H. Klaube, Chief Financial Officer
                       (Chief Accounting Officer)



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven D. Rudnik, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to these Registration Statements on Forms SB-2, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, these Registration Statements have been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                       TITLE                           DATE

   /s/ Steven D. Rudnik                                            June 6, 2005
-----------------------------      President and
Steven D. Rudnik                   Chief Executive Officer



  /s/ Joerg H. Klaube                                              June 6, 2005
-----------------------------     Chief Financial Officer
Joerg H. Klaube                   (Principal Financial Officer)



        *                          Director                        June 6, 2005
-----------------------------
Steven L. Gray



        *                          Director                        June 6, 2005
-----------------------------
Ivano Angelastri



        *                           Director                       June 6, 2005
-----------------------------
 Joseph J. Tomasek


BY:  /s/ Steven D. Rudnik
-------------------------
ATTORNEY-IN-FACT